UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

BIGLARI HOLDINGS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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BIGLARI HOLDINGS INC.

PROXY STATEMENT/PROSPECTUS

A REORGANIZATION IS PROPOSED—YOUR VOTE IS VERY IMPORTANT

To the Shareholders of Biglari Holdings Inc.:

You are cordially invited to attend a special meeting (the “Special Meeting”) of the shareholders of Biglari Holdings Inc. (the “Company”), to be held at The St. Regis Hotel, Two East 55th Street at Fifth Avenue, New York, New York 10022 immediately following our 2018 Annual Meeting of Shareholders (the “Annual Meeting”) on April 26, 2018. The Annual Meeting will begin at 1:00 p.m. Eastern Time (which typically lasts approximately five minutes) followed by the Special Meeting, then a question-and-answer session with shareholders. You are receiving a separate proxy statement for the Annual Meeting, including a separate proxy card to vote on the election of directors.

As previously disclosed on April 28, 2017, the Company’s Board of Directors had been considering a number of potential transactions, including the implementation of a dual class structure. At the Special Meeting, you will be asked to consider and vote on a proposal to approve an agreement and plan of merger (as amended and restated, the “Reorganization Agreement”) that would result in the creation of a new public holding company with a dual class structure. We refer to this proposal in the proxy statement/prospectus as the “reorganization/recapitalization proposal.”

We have entered into the Reorganization Agreement with NBHSA Inc. (“New BH”), an Indiana corporation and a direct, wholly owned subsidiary of the Company, and BH Merger Company (“Merger Sub”), an Indiana corporation and a direct, wholly owned subsidiary of New BH. Pursuant to the Reorganization Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of New BH. Upon completion of this merger, New BH will be named “Biglari Holdings Inc.” and replace the Company as the publicly held corporation through which our collection of businesses is conducted. The foregoing transaction is referred to as the “reorganization.”

New BH has two classes of common stock designated Class A common stock and Class B common stock. A share of Class B common stock has economic rights equivalent to 1/5th of a share of Class A common stock, however, Class B common stock has no voting rights.

As a result of the reorganization, the current shareholders of the Company will become shareholders of New BH and will receive, for every ten (10) shares of common stock of the Company they own immediately prior to the effective time of the reorganization, (i) ten (10) shares of Class B common stock of New BH and (ii) one (1) share of Class A common stock of New BH. In other words, shareholders will receive for a share of common stock of the Company (i) one (1) share of Class B common stock of New BH and (ii) 1/10th of one share of Class A common stock of New BH. The foregoing transaction is referred to as the “recapitalization.”

We expect the shares of New BH Class A common stock will trade on the New York Stock Exchange (“NYSE”) under the ticker symbol “BHA,” whereas the New BH Class B common stock is expected to trade on the NYSE under the ticker symbol “BH,” which is the current ticker symbol for the Company common stock. On December 21, 2017, the last trading day before the announcement of the reorganization/recapitalization proposal, the closing price per share of Company common stock was $421.80. On March 29, 2018, the most recent trading day for which prices were available, the closing price per share of Company common stock was $408.41.

In addition, at the Special Meeting you will be asked to approve certain features of New BH’s organizational documents which differ from the Company’s organizational documents. Specifically, we are asking shareholders to approve: (i) the authorized capital of New BH, which is 11,500,000 shares, consisting of

500,000 shares of Class A common stock, 10,000,000 shares of Class B common stock, and 1,000,000 shares of preferred stock, representing an effective increase in authorized shares, and (ii) New BH being subject to Chapter 42 of the Indiana Business Corporation Law, which relates to “control share acquisitions.” We refer to these proposals as the “organizational documents proposals.”

The recapitalization and the organizational documents proposal will provide New BH with the ability to pursue strategic objectives by issuing Class B common stock in connection with future acquisition and financing transactions without decreasing the voting power of our current shareholders.

Adoption of the reorganization/recapitalization proposal and the organizational documents proposals requires the affirmative vote of a majority of all votes entitled to be cast at the Special Meeting. The Chairman and the other directors of the Company collectively beneficially own shares representing 54.8% of the votes entitled to be cast at the Special Meeting, and accordingly have the ability to approve the reorganization/recapitalization and organizational documents proposals without the vote of any other shareholders. Nevertheless, whether or not you plan to attend our Special Meeting, please take the time to vote by completing, signing and mailing the enclosed proxy card in the postage-paid envelope provided or by voting by telephone or via the Internet. Any shareholder attending our Special Meeting may vote in person even if a proxy has been returned.

The accompanying notice of meeting and this proxy statement/prospectus provide specific information about the Special Meeting and explain the reorganization/recapitalization and organizational documents proposals. Please read these materials carefully. In particular, you should consider the discussion of risk factors beginning on page 15 before voting on the reorganization/recapitalization proposal.

By order of the Board,

Sardar Biglari Chairman and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this proxy statement/prospectus or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated April 2, 2018 and is being first mailed to the Company’s shareholders on or about April 2, 2018.

BIGLARI HOLDINGS INC.

17802 IH 10 WEST, SUITE 400

SAN ANTONIO, TEXAS 78257

NOTICE OF 2018 SPECIAL MEETING OF SHAREHOLDERS

TIME AND DATE	Immediately following our 2018 Annual Meeting of Shareholders which will begin at 1:00 p.m., Eastern Time, April 26, 2018

PLACE	The St. Regis Hotel, Two East 55th Street at Fifth Avenue, New York, New York 10022

ITEMS OF BUSINESS

1.  To consider and vote upon a proposal, which we refer to as the “reorganization/recapitalization proposal,” approving the Amended and Restated Agreement and Plan of Merger, dated as of March 5, 2018, which agreement is included in the accompanying proxy statement/prospectus as Annex I;

2. To consider and vote upon a proposal to approve the authorized capital of
New BH, which is 11,500,000 shares, consisting of 500,000 shares of
Class A common stock, 10,000,000 shares of Class B common stock, and
1,000,000 shares of preferred stock;

3. To consider and vote upon a proposal to approve New BH being subject to Chapter 42 of the Indiana Business Corporation Law, which relates to “control share acquisitions”; and

4. To transact any other business that may be properly brought before our meeting or any adjournment or postponement thereof.

RECORD DATE	You can vote if you are a shareholder of record on March 20, 2018.

PROXY VOTING	Your vote is important, regardless of the number of shares you own. If you do not attend the meeting to vote in person, your vote will not be counted unless a proxy representing your shares is presented at the meeting. To ensure that your shares will be voted at the meeting, please vote in one of these ways:

1. Go to www.proxyvote.com shown on your proxy card and vote via the Internet;

2. You may vote by touchtone telephone by calling 1-800-690-6903 (this call is toll-free in the United States); or

3. MARK, SIGN, DATE AND PROMPTLY RETURN your proxy card in the postage-paid envelope.

By order of the Board,

Sardar Biglari Chairman and Chief Executive Officer

San Antonio, Texas

April 2, 2018

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Biglari Holdings Inc., an Indiana corporation, from its Annual Report on Form 10-K for the year ended December 31, 2017, and from other documents that are not included in or being delivered with this proxy statement/prospectus. For a listing of the documents incorporated by reference into this proxy statement/prospectus, see the section entitled “Where You Can Find More Information.” This information is available to you without charge upon your written request. You can obtain the documents incorporated by reference into this document through the U.S. Securities and Exchange Commission (the “SEC”) website at www.sec.gov or by requesting it in writing from the Company at the following address:

Biglari Holdings Inc.

17802 IH 10 West, Suite 400

San Antonio, Texas 78257

If you would like to request any documents, please do so by April 19, 2018 in order to receive them before the Special Meeting. See “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus and the registration statement of which this proxy statement/prospectus is a part to vote on the proposals being presented at the Special Meeting.

IF YOU PLAN TO ATTEND THE SPECIAL MEETING

The Special Meeting is open to all of our shareholders. If you are a shareholder of record and you plan to attend the meeting, you must present a valid picture identification to be admitted to the meeting. If you are a beneficial shareholder (i.e., shares held through a brokerage account) and plan to attend the meeting, you must present valid picture identification and show a valid proof of ownership of shares by presenting any of the following: (1) a copy of a brokerage statement, (2) a legal proxy, (3) a letter from the broker confirming ownership of shares, or (4) an admission ticket which can be obtained by registering in advance of the meeting at www.proxyvote.com/register. Shareholders may bring up to two guests; however, each guest must be registered by the shareholder at www.proxyvote.com/register as well as present valid picture identification along with the admission ticket. If we cannot verify that you own Biglari Holdings shares or are a registered guest, you will not be admitted to the meeting.

Registration will begin at 12:00 p.m., Eastern Time. Cameras, recording devices, and other electronic devices will not be permitted at the Special Meeting.

BIGLARI HOLDINGS INC.

17802 IH 10 WEST, SUITE 400

SAN ANTONIO, TEXAS 78257

PROXY STATEMENT

SOLICITATION OF PROXIES

FOR

SPECIAL MEETING OF SHAREHOLDERS

In this proxy statement/prospectus, the terms “we,” “us,” “our” and “Biglari Holdings” refer to Biglari Holdings Inc., the current Indiana holding company, and its consolidated subsidiaries, prior to the completion of the proposed reorganization and recapitalization transaction, and to NBHSA Inc., the new Indiana holding company, and its consolidated subsidiaries, upon and after completion of the proposed reorganization and recapitalization transaction. When the distinction between the two companies is important to the discussion, we use the term “New BH” to refer to NBHSA Inc. (which will be named Biglari Holdings Inc. following the reorganization and recapitalization transaction) and the “Company” to refer to Biglari Holdings Inc. prior to the reorganization and recapitalization transaction.

The enclosed proxy is solicited by the Board of Directors of the Company (the “Board”) for use at a special meeting of shareholders to be held on April 26, 2018, immediately following our 2018 Annual Meeting of Shareholders (the “Annual Meeting”) which will begin at 1:00 p.m., Eastern Time, at The St. Regis Hotel, Two East 55th Street at Fifth Avenue, New York, New York 10022, and any and all adjournments or postponements thereof (the “Special Meeting”). This proxy statement/prospectus and form of proxy are being mailed to our shareholders on or about April 2, 2018.

The Board has fixed the close of business on March 20, 2018 as the record date for determining which shareholders have the right to vote at the Special Meeting (the “Record Date”). As of the Record Date, the Company had outstanding and entitled to vote 2,067,726 shares of common stock. Each share of common stock is entitled to one vote per share on all matters submitted to a vote of shareholders of the Company. Only shareholders of record at the close of business on the Record Date are entitled to vote at the Special Meeting.

The presence at the Special Meeting, in person or by proxy, of the holders of Company common stock holding in the aggregate a majority of the voting power of the Company’s stock entitled to vote shall constitute a quorum for the transaction of business.

The affirmative vote of a majority of all votes entitled to be cast at the Special Meeting is required to approve the reorganization/recapitalization and organizational documents proposals.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 26, 2018

The proxy statement/prospectus and form of proxy card for the Special Meeting are available at www.biglariholdings.com/specialmeeting and www.proxyvote.com.

QUESTIONS AND ANSWERS ABOUT OUR SPECIAL MEETING

What is the purpose of the Special Meeting?

The purpose of the Special Meeting is to consider and vote upon a proposal, which we refer to as the “reorganization/recapitalization proposal,” to approve the agreement and plan of merger that will result in the creation of a new public holding company with a dual class structure. In addition, shareholders will vote upon two proposals, which we refer to as the “organizational documents proposals,” to approve certain features of New BH’s organizational documents that differ from the Company’s organizational documents.

What is a proxy and how do I vote by proxy?

A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. If you are a shareholder of record, we encourage you to vote via the Internet or by telephone. Internet voting information is provided on the proxy card. You may vote by touchtone telephone by calling 1-800-690-6903. You will need to have your proxy card available when voting via the Internet or by telephone. These methods are more convenient than voting by proxy card. In addition, when you vote via the Internet or by telephone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.

If you are a shareholder of record, you may vote by marking your proxy card, dating and signing it, and mailing it in the postage-paid envelope. The shares represented will be voted according to your directions. If your proxy card is signed and returned without specifying a vote, it will be voted according to the recommendation of the Board.

If you are a “street name” holder, you must provide instructions on voting to your broker, bank, trust or other nominee holder.

What is the difference between a “shareholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with our independent transfer agent and registrar, Computershare Trust Company, N.A., you are a “shareholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

How many proxy cards will I receive?

You will receive multiple proxy cards if you hold your shares in different ways (e.g., joint tenancy, trusts and custodial accounts) or in multiple accounts. If your shares are held in “street name,” you will receive a voting instruction form from your broker, bank, trust or other nominee, and you will return your voting instruction form to such broker, bank, trust or other nominee. You should complete and sign each proxy card or voting instruction form you receive.

Who is qualified to vote?

You are qualified to receive notice of and to vote at the Special Meeting if you own shares of the Company’s common stock at the close of business on the Record Date for the Special Meeting. At the close of business on the Record Date, there were 2,067,726 shares of the Company’s common stock issued and outstanding.

How do I vote without attending the Special Meeting?

Depending on whether you hold your shares directly as a “shareholder of record” or you hold your shares as a “street name” holder, there are several methods you can choose from to cast your vote.

If you are a “shareholder of record,” you can vote your proxy in any one of these methods:

1.	You may vote via the Internet by going to www.proxyvote.com, as shown on your proxy card;

2.	You may vote by touchtone telephone by calling 1-800-690-6903 (this call is toll-free in the United States); or

3.	You may mark, sign, date and promptly return your proxy card in the postage-paid envelope.

You will need to have your proxy card available when voting via the Internet or by telephone. Therefore, please follow the specific instructions set forth on the proxy card. If you vote your proxy via the Internet or by telephone, you do not need to return a proxy card.

If you hold your shares as a “street name” holder, your broker, bank, trust or other nominee will provide you with materials and instructions for voting your shares.

Can I vote my shares in person at the Special Meeting?

If you decide to join us in person at the Special Meeting and you are a “shareholder of record,” you may vote your shares in person at the meeting. If you hold your shares as a “street name” holder, you must obtain a proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

Can I change my vote after I have submitted a proxy?

Shareholders that submit a proxy may revoke their proxy or change their vote at any time prior to the Special Meeting by: (1) sending a written revocation to the Secretary of the Company; (2) submitting a new proxy bearing a later date in accordance with the instructions on your proxy card or provided by your broker or bank; or (3) attending the Special Meeting and voting your shares in person. Shareholders who send in proxies but attend the Special Meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies sent in by other shareholders.

What constitutes a quorum and why is it required?

The presence at the Special Meeting, in person or by proxy, of the holders of Company common stock holding in the aggregate a majority of the voting power of the Company’s stock entitled to vote shall constitute a quorum for the transaction of business. A quorum is required in order for our shareholders to conduct business at the Special Meeting.

What is the Board’s recommendation on how I should vote my shares?

Our Board recommends a vote “FOR” the reorganization/recapitalization proposal and “FOR” the organizational documents proposals.

How would my shares be voted if I do not specify how I would prefer them to be voted?

If no choice is specified, your proxy will be voted “FOR” the reorganization/recapitalization proposal and “FOR” the organizational documents proposals.

What vote is required to approve the reorganization/recapitalization proposal and the organizational documents proposals? Also, how are abstentions and broker non-votes treated?

To be approved, the reorganization/recapitalization and organizational documents proposals must receive the affirmative vote of a majority of all votes entitled to be cast at the Special Meeting.

A broker “non-vote” occurs when a nominee holding shares of common stock for the beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Brokers that do not receive instructions from the beneficial owners of shares of Company common stock are not entitled to vote on the reorganization/recapitalization proposal or the organizational documents proposals. Abstentions will be considered as present, but not as voting in favor of the reorganization/recapitalization or organizational documents proposals. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the approval of the reorganization/recapitalization and organizational documents proposals.

Who will pay for the cost of this proxy solicitation?

Solicitation of proxies may be made by mail and through telephonic or telegraphic communications to shareholders or their representatives. The cost of preparing, printing and mailing this proxy statement/prospectus and the accompanying form of proxy, and the cost of soliciting proxies related to the Special Meeting, will be borne by the Company. The Company will reimburse brokerage firms, banks, trustees and others for their actual out-of-pocket expenses in forwarding proxy material to the beneficial owners of the Company’s common stock.

Where can I find the voting results of the Special Meeting?

We will announce preliminary voting results at the Special Meeting and publish final results on a Form 8-K filed with the SEC within four business days after the Special Meeting.

Is this the Company’s annual meeting? Will I be voting on the election of directors at the Special Meeting?

No. This is not the Annual Meeting and you will not be asked to elect directors at the Special Meeting. The Annual Meeting will take place on April 26, 2018 at 1:00 p.m., Eastern Time, immediately prior to the Special Meeting. If you are a shareholder of record as of March 20, 2018, you will receive two proxy cards, one for the Annual Meeting and one for the Special Meeting. It is very important that you return both proxy cards to ensure that your vote is represented at both the Annual Meeting and the Special Meeting. A proxy statement and proxy card for the Annual Meeting will be provided separate from the proxy statement and proxy card for the Special Meeting. Please refer to those separate materials for more information about the Annual Meeting and to vote on the election of directors.

QUESTIONS AND ANSWERS

ABOUT THE REORGANIZATION AND RECAPITALIZATION

What is the reorganization/recapitalization proposal?

We are asking you to approve an agreement and plan of merger (as amended and restated, the “Reorganization Agreement”) that would result in the creation of a new public holding company with a dual class structure.

We have entered into the Reorganization Agreement with New BH, a wholly owned subsidiary of the Company, and Merger Sub, a wholly owned subsidiary of New BH. Pursuant to the Reorganization Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of New BH. Upon completion of this merger, New BH will be named “Biglari Holdings Inc.” and replace the Company as the publicly held corporation through which our collection of businesses is conducted. The foregoing transaction is referred to as the “reorganization.”

New BH has two classes of common stock designated Class A common stock and Class B common stock. A share of Class B common stock has economic rights equivalent to 1/5th of a share of Class A common stock, however, Class B common stock has no voting rights.

As a result of the reorganization, the current shareholders of the Company will become shareholders of New BH and will receive, for every ten (10) shares of common stock of the Company they own immediately prior to the effective time of the reorganization, ten (10) shares of Class B common stock of New BH and one (1) share of Class A common stock of New BH. In other words, shareholders will receive for a share of common stock of the Company (i) one (1) share of Class B common stock of New BH and (ii) 1/10th of one share of Class A common stock of New BH. The foregoing transaction is referred to as the “recapitalization.”

The Reorganization Agreement, which sets forth the plan of reorganization and is the legal document that governs the reorganization, is attached as Annex I to this proxy statement/prospectus, and the Articles of Incorporation of New BH and the By-Laws of New BH, which are the primary documents that will govern your rights as shareholders of New BH, are attached as Annex II and Annex III, respectively, to this proxy statement/prospectus. You are encouraged to read the Reorganization Agreement and the First Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and By-Laws of New BH carefully.

Why are you creating a new holding company?

We are creating a new holding company to:

•	Implement a dual class structure that will allow the Company to pursue strategic objectives without diluting the voting power of its existing shareholders, including preserving Mr. Biglari’s control of the Company; and

•	Eliminate confusion with the legacy Steak n Shake Company. The current holding company named Biglari Holdings Inc. was previously named The Steak n Shake Company. Biglari Holdings is a holding company engaged in a number of diverse business activities. One of its subsidiaries is Steak n Shake. We believe that the creation of a new public holding company will address confusion among those third parties who have had a contractual relationship with the entity formerly known as the Steak n Shake company. After the reorganization, those third parties will be doing business with a subsidiary of the new holding company, which operates Steak n Shake. They will not be doing business with Biglari Holdings, the parent company.

The independent Directors and the Board took into consideration the following:

•	The recapitalization could prolong Mr. Biglari’s control and have an anti-takeover effect. This concentration of voting power limits the ability of our other shareholders to influence corporate matters, including eliminating or restricting Mr. Biglari’s control, and potentially prolongs Mr. Biglari’s control. Future issuances of shares of non-voting New BH Class B common stock would not result in voting dilution of Mr. Biglari’s voting power.

•	The recapitalization may negatively affect the decision by certain institutional investors to invest in New BH. Recently, some stock index providers have announced decisions to exclude companies with multi-class capital structures or limited public voting rights from their indices or are considering doing so. There can be no assurance that either class of our stock would be listed in the indices.

To review the reasons for our reorganization and recapitalization in greater detail, see “The Reorganization/Recapitalization Proposal—Reasons for the Reorganization and Recapitalization; Recommendation of the Independent Directors of the Board.”

What will happen to my stock in the Company?

In the reorganization and recapitalization, for every ten (10) shares of common stock of the Company you own immediately prior to the effective time of the reorganization, you will receive (i) ten (10) shares of Class B common stock of New BH and (ii) one (1) share of Class A common stock of New BH. In other words, you will receive for a share of common stock of the Company (i) one (1) share of Class B common stock of New BH and (ii) 1/10th of one share of Class A common stock of New BH. We expect that the New BH Class A common stock will trade on the NYSE under the ticker symbol “BHA,” whereas the New BH Class B common stock is expected to trade on the NYSE under the ticker symbol “BH” (the current ticker symbol for the Company common stock).

Why is the common stock of New BH classified into Class A and Class B common stock?

We believe that the creation of a dual class structure at New BH will have important advantages, including the following:

•	Facilitating an ownership structure, including Mr. Biglari’s control of the Company, that enables our Board and management to continue to focus on our objective of maximizing per-share intrinsic value over the long term; and

•	Providing us with the flexibility to use the non-voting Class B common stock for acquisitions and financing transactions, thereby avoiding the dilution of our shareholders’ voting power that would otherwise occur if we were to issue shares of voting common stock.

How will being a New BH shareholder be different from being a shareholder of the Company?

Your rights as a holder of New BH Class A common stock will be substantially the same as your rights as a holder of Company common stock, including rights as to voting and dividends. The New BH Class B common stock will (i) have no voting rights, (ii) have economic rights equivalent to 1/5th of one share of the Class A common stock and (iii) otherwise be treated equally with the shares of Class A common stock. For more information, see “The Reorganization/Recapitalization Proposal—Comparative Rights of Holders of New BH Capital Stock and Company Capital Stock; Provisions under the IBCL and Organizational Documents,” “—Description of New BH Capital Stock” and “—Description of Company Capital Stock.”

Will the management or the business of the Company change as a result of the reorganization and recapitalization?

No. The management and business of our Company will remain the same immediately after the reorganization and recapitalization.

What will the name of the public company be following the reorganization and recapitalization?

Immediately following the reorganization, New BH will be named “Biglari Holdings Inc.”

Will the CUSIP number of the common stock change as a result of the reorganization and recapitalization?

Yes. Following the reorganization and recapitalization, a new CUSIP number will be assigned to the New BH Class A common stock and the New BH Class B common stock.

Will I have to turn in my stock certificates?

Yes; however, DO NOT send your stock certificates with your proxy card. Following the consummation of the reorganization and recapitalization, you will receive written instructions for exchanging your stock certificates. Once you have properly surrendered your Company stock certificates to New BH’s transfer agent, along with your duly completed letter of transmittal and any other documents as may customarily be required by the transfer agent, you will receive a statement reflecting your ownership of the uncertificated Class A and Class B common stock of New BH in book-entry form (unless you request a physical certificate).

Will the reorganization and recapitalization affect my U.S. federal income taxes?

The proposed reorganization and recapitalization is intended to constitute a tax-free transaction under U.S. federal income tax laws. We expect that you will not recognize any gain or loss for U.S. federal income tax purposes upon your receipt of New BH Class A and Class B common stock in exchange for your shares of Company common stock. You are urged to read the discussion in the section entitled “The Reorganization/Recapitalization Proposal—Material U.S. Federal Income Tax Consequences” and to consult your tax adviser as to the U.S. federal income tax consequences of the reorganization and recapitalization, as well as the effects of other federal, state, local and non-U.S. tax laws.

How will the reorganization be treated for accounting purposes?

For accounting purposes, the reorganization will be treated as a merger of entities under common control. Accordingly, the consolidated financial position and results of operations of the Company will be included in the consolidated financial statements of New BH on the same basis as currently presented, except for earnings per share which will be impacted by the issuance of the new common shares.

What vote is required to approve the reorganization/recapitalization proposal?

The required vote is the affirmative vote of a majority of all votes entitled to be cast at the Special Meeting.

What percentage of the outstanding shares of Company common stock do our directors hold?

As of the Record Date, Mr. Biglari and the other directors of the Company collectively beneficially owned 1,133,382 shares of the Company’s common stock, representing approximately 54.8% of the votes entitled to be cast at the Special Meeting, and accordingly have the ability to approve the reorganization/recapitalization proposal without the vote of any other shareholders. Each of Mr. Biglari and our other directors has indicated that he or she intends to vote in favor of the reorganization/recapitalization proposal, as well as in favor of the organizational documents proposals.

If shareholders approve the reorganization/recapitalization proposal, when will it occur?

If our shareholders approve the reorganization/recapitalization proposal and all other conditions to the completion of the reorganization are satisfied, the reorganization and recapitalization will become effective on the date we file Articles of Merger with the Secretary of State of the State of Indiana or a later date that we specify therein. We expect that we will file the Articles of Merger, and that the reorganization and recapitalization will become effective, promptly following the conclusion of the Special Meeting, although it is possible there may be some delay in doing so.

Do I have dissenters’ (or appraisal) rights?

No. Indiana law does not provide for dissenters’ rights for the Company’s shareholders with respect to the reorganization and recapitalization or with respect to the organizational documents proposals.

SUMMARY OF THE REORGANIZATION/RECAPITALIZATION PROPOSAL

This section highlights key aspects of the reorganization/recapitalization proposal, including the Reorganization Agreement and the transactions contemplated thereby, including the reorganization and recapitalization, that are described in greater detail elsewhere in this proxy statement/prospectus. It does not contain all of the information that may be important to you. To better understand the reorganization/recapitalization proposal, and for a more complete description of the legal terms of the Reorganization Agreement, the reorganization and recapitalization, and your rights as a shareholder of New BH, you should read this entire document carefully, including the Annexes, and the additional documents to which we refer you. You can find information with respect to these additional documents in “Where You Can Find More Information.”

The Principal Parties

Biglari Holdings Inc. (the “Company”)

The Company is a holding company owning subsidiaries engaged in a number of diverse business activities, including media, property and casualty insurance, and restaurants. The Company’s largest operating subsidiaries are involved in the franchising and operating of restaurants. Biglari Holdings is founded and led by Sardar Biglari, Chairman and Chief Executive Officer of Biglari Holdings and its major operating subsidiaries. The Company’s long-term objective is to maximize per-share intrinsic value. All major operating, investment, and capital allocation decisions are made for the Company and its subsidiaries by Mr. Biglari.

We are an Indiana corporation. Information about Biglari Holdings Inc. is available on its website at www.biglariholdings.com. The contents of our website are not incorporated by reference herein and are not deemed to be part of this proxy statement/prospectus. The address for Biglari Holdings Inc. is 17802 IH 10 West, Suite 400, San Antonio, Texas 78257. The telephone number is (210) 344-3400.

NBHSA Inc. (“New BH”)

NBHSA Inc., or “New BH,” was formed as a wholly owned subsidiary of the Company in order to effect the reorganization and recapitalization. Prior to the reorganization and recapitalization, New BH will have no assets or operations other than those incident to its formation. The address for NBHSA Inc. is 17802 IH 10 West, Suite 400, San Antonio, Texas 78257. The telephone number is (210) 344-3400.

BH Merger Company (“Merger Sub”)

Merger Sub was formed as a wholly owned subsidiary of New BH in order to effect the reorganization and recapitalization. Prior to the reorganization and recapitalization, Merger Sub will have no assets or operations other than those incident to its formation. The address for BH Merger Company is 17802 IH 10 West, Suite 400, San Antonio, Texas 78257. The telephone number is (210) 344-3400.

Reorganization and Recapitalization Procedure

Under the Reorganization Agreement, Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of New BH. Upon completion of this merger, New BH will be named “Biglari Holdings Inc.” and replace the Company as the publicly held corporation.

What You Will Receive in the Reorganization and Recapitalization

New BH has two classes of common stock designated Class A common stock and Class B common stock. A share of Class B common stock has economic rights equivalent to 1/5th of a share of Class A common stock, however, Class B common stock has no voting rights.

In the reorganization and recapitalization, for every ten (10) shares of common stock of the Company you own immediately prior to the effective time of the reorganization, you will receive (i) ten (10) shares of Class B common stock of New BH and (ii) one (1) share of Class A common stock of New BH. In other words, you will receive for a share of common stock of the Company (i) one (1) share of Class B common stock of New BH and (ii) 1/10th of one share of Class A common stock of New BH.

On the Record Date, there were outstanding 2,067,726 shares of the Company’s common stock.

Conditions to Completion of the Reorganization and Recapitalization

The completion of the reorganization and recapitalization depends on the satisfaction of the following conditions:

•	the effectiveness of the registration statement, of which this proxy statement/prospectus forms a part, relating to the shares of New BH Class A and Class B common stock to be issued in the reorganization and recapitalization without the issuance of a stop order or initiation of any proceeding by the SEC seeking a stop order;

•	approval and adoption of the Reorganization Agreement by the affirmative vote of a majority of all votes entitled to be cast by the Company’s shareholders at the Special Meeting;

•	approval for listing on the NYSE of the shares of New BH Class A and Class B common stock to be issued in the reorganization and recapitalization, subject to official notice of issuance; and

•	absence of any order or proceeding that would prohibit or make illegal completion of the reorganization or recapitalization.

Termination of the Reorganization Agreement

The Reorganization Agreement may be terminated at any time prior to the completion of the reorganization and recapitalization (even after adoption by our shareholders) by action of a majority of the independent Directors if such majority determines that for any reason the completion of the transactions provided for therein would be inadvisable or not in the best interest of our Company or our shareholders.

Board of Directors and Executive Officers of New BH Following the Reorganization and Recapitalization

The Board of Directors of New BH (the “New BH Board”) presently consists of the same persons comprising the Board. Immediately following the reorganization and recapitalization, the New BH Board will continue to be comprised of the same individuals. In addition, the executive officers of New BH following the reorganization and recapitalization will be the same as those of the Company immediately prior to the reorganization and recapitalization.

Material U.S. Federal Income Tax Consequences

The Company’s shareholders are not expected to recognize a gain or loss for U.S. federal income tax purposes upon the receipt of New BH Class A and Class B common stock as a result of the reorganization and recapitalization. Shareholders are urged to consult their own tax advisor to determine the specific tax consequences of the reorganization and recapitalization to them.

Markets and Market Prices

The New BH Class A and Class B common stock are not currently traded on any stock exchange. The Company’s common stock is traded under the symbol “BH” on the NYSE. Upon completion of the reorganization and recapitalization, we expect that the New BH Class A common stock will trade on the NYSE under the ticker symbol “BHA,” whereas the New BH Class B common stock is expected to trade on the NYSE under the ticker symbol “BH” (the current ticker symbol for the Company common stock). Following the reorganization and recapitalization, the Company’s common stock will no longer be listed on the NYSE.

On December 21, 2017, the last trading day before the announcement of the reorganization/recapitalization proposal, the closing price per share of Company common stock was $421.80. On March 29, 2018, the most recent trading day for which prices were available, the closing price per share of Company common stock was $408.41.

Dissenters’ Rights

Indiana law does not provide for dissenters’ rights for the Company’s shareholders with respect to the reorganization and recapitalization.

Interests of the Company’s Directors and Officers in the Reorganization and Recapitalization

Our directors and executive officers own shares of our common stock and, to that extent, their interest in the reorganization and recapitalization is the same as that of the other holders of shares of our common stock. Our directors and executive officers have no other interests in the reorganization and recapitalization except that the reorganization and recapitalization could increase or prolong Mr. Biglari’s control.

Litigation Relating to the Reorganization and Recapitalization

On January 29, 2018, a shareholder of the Company filed a purported class action complaint against the Company and the members of our Board of Directors in the Superior Court of Hamilton County, Indiana. The shareholder generally alleges claims for breach of fiduciary duty by the individual defendants and unjust enrichment to Mr. Biglari as a result of the recapitalization. The shareholder seeks, for himself and on behalf of all other shareholders as a class (other than the individual defendants and those related to or affiliated with them), to enjoin the vote on the recapitalization, to obtain a declaration that the defendants breached their duty to the shareholder, and to recover unspecified damages, pre-judgment and post-judgment interest, including an award of their attorneys’ fees and other costs.

In addition, on February 7, 2018, the same shareholder of the Company filed a second purported class action complaint in the Circuit Court of Hamilton County, Indiana, naming as defendants the Company and the members of our Board of Directors and adding as defendants, New BH and Merger Sub. This new complaint added new counts for injunctive and declaratory relief. The Company believes that this new complaint is based on the same general facts and theories as the first complaint.

Both of these cases have been removed to the federal United States District Court for the Southern District of Indiana, where they are currently pending. The plaintiff has filed motions in both cases to remand these cases to state court.

On March 19, 2018, the plaintiff amended his complaint in the first action to add New BH and Merger Sub as defendants. The plaintiff also added claims asserting that the Company has breached the Company Charter, violated the Indiana Business Corporation Law, and that shares owned by The Lion Fund, L.P. and The Lion Fund II, L.P., investment partnerships controlled by Mr. Biglari, do not constitute outstanding shares that may be voted under Indiana law. The plaintiff seeks declaratory and injunctive relief prohibiting Mr. Biglari from voting these shares and declaring the Reorganization Agreement unenforceable.

On March 26, 2018, a second shareholder of the Company filed a purported class action complaint against the Company, the members of our Board of Directors, New BH, and Merger Sub in the Superior Court of Hamilton County, Indiana. This shareholder generally alleges claims of breach of fiduciary duty by the members of our Board of Directors and that the Company, New BH and Merger Sub aided and abetted such breach. This shareholder seeks to enjoin the Special Meeting and the recapitalization proposal, including declaratory relief that fiduciary breaches occurred and thus the Reorganization Agreement is unenforceable. The Company believes that this additional complaint is based on the same general facts as the two purported class actions by the other shareholder described above.

The Company believes the claims in each case are without merit and intends to defend these cases vigorously.

Certain Financial Information

The following table sets forth pro forma earnings per share for the year ended December 31, 2017, giving effect to the reorganization and recapitalization and issuance of the Class A common stock and Class B common stock. Diluted earnings per share has not been presented on a pro forma basis as Biglari Holdings does not expect there to be any dilutive items outstanding subsequent to the reorganization. We have not included in this proxy statement/prospectus any additional pro forma financial information giving effect to the reorganization and recapitalization transaction because the consolidated financial position and results of operations of New BH will be presented on the same basis as currently presented for the Company, except for earnings per share which will be impacted by the issuance of the new common shares.

As Previously Filed Earnings Per Share—Basic and Diluted

Year Ended December 31, 2017
Net earnings	$50,071,000

Basic earnings per common share	$40.80
Diluted earnings per common share	$40.77

Pro Forma Earnings Per Share

Year Ended December 31, 2017
Net earnings	$50,071,000

Net earnings per equivalent Class A share *	$136.01

*	Net earnings per equivalent Class B share outstanding are one-fifth of the equivalent Class A amount or $27.20 for 2017.

As of December 31, 2017, the total outstanding shares of the Company was 2,067,613. The pro forma calculation of earnings per share reflects an exchange of 2,067,613 outstanding shares of the Company for 206,761 shares of New BH Class A common stock and 2,067,613 shares of New BH Class B common stock. For financial reporting purposes, the proportional ownership of the Company’s common stock owned by the investment partnerships are excluded in the earnings per share calculation. After giving effect for the investment partnerships’ proportional ownership of New BH’s common stock, the pro forma earnings per share calculation comprises 122,717 shares of New BH Class A common stock and 1,227,166 shares of New BH Class B common stock.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The following tables present a summary of historical consolidated financial and other data as of the dates and for the periods indicated for the Company, which, upon completion of the reorganization, will be deemed to be the predecessor of New BH for financial reporting purposes.

The selected financial information as of and for the years ended December 31, 2017 and 2016 and for the year ended December 31, 2015 presented below has been derived from the Company’s audited consolidated financial statements and related notes thereto incorporated by reference into this proxy statement/prospectus. The selected financial information as of December 31, 2015 and as of and for the transition period from September 25, 2014 to December 31, 2014 and the fiscal years ending on the last Wednesday nearest September 30, 2014 and 2013 presented below have been derived from the Company’s audited consolidated financial statements and related notes thereto, which are not incorporated by reference into this proxy statement/prospectus.

The following tables do not provide all of the information contained in the Company’s financial statements, including the related notes. It is important for you to read the Company’s consolidated financial statements and accompanying notes incorporated by reference into this proxy statement/prospectus.

(dollars in thousands except per share data)

	Years Ended December 31,
	2017	2016	2015
Revenue:
Total revenues	$839,804	$850,076	$861,452

Earnings:
Net (loss) earnings	$50,071	$99,451	$(15,843)

Basic (loss) earnings per share	$40.80	$81.37	$(10.18)
Diluted (loss) earnings per share	$40.77	$81.28	$(10.18)

Year-end data:
Total assets	$1,063,584	$1,096,967	$987,079
Long-term notes payable and other borrowings	$256,994	$281,555	$296,062
Biglari Holdings Inc. shareholders’ equity	$571,328	$531,940	$451,372

	Transition Period	52 Weeks Ended
	2014	Fiscal 2014	Fiscal 2013
Revenue:
Total revenues	$224,450	$793,811	$755,822

Earnings:
Net earnings attributable to Biglari Holdings Inc.	$91,050	$28,804	$140,271

Basic earnings per share attributable to Biglari Holdings Inc.	$48.49	$16.85	$90.89
Diluted earnings per share attributable to Biglari Holdings Inc.	$48.45	$16.82	$90.69

Period End data:
Total assets	$1,298,509	$1,156,310	$987,167
Long-term notes payable and other borrowings	$309,003	$311,448	$215,872
Biglari Holdings Inc. shareholders’ equity	$725,551	$638,717	$564,589

For total assets, periods prior to 2016 were adjusted for the reclassifications of debt issuance costs related to the adoption of ASU 2015-03 and deferred taxes related to the adoption of ASU 2015-17. For long-term notes payable and other borrowings, periods prior to 2016 were adjusted for the reclassification of debt issuance costs related to the adoption of ASU 2015-03.

RISK FACTORS

In addition to the other information included in and incorporated by reference into this proxy statement/prospectus, including the matters addressed in the section titled “Special Note About Forward-Looking Information,” you should carefully consider the following risk factors in considering whether to vote in favor of the reorganization/recapitalization proposal. In addition, you should read and consider the risk factors associated with the Company and its collection of businesses because these risk factors will relate to New BH following the reorganization. These risk factors may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. You should read carefully this entire proxy statement/prospectus, including its annexes and exhibits, and the other documents incorporated by reference into this proxy statement/prospectus. See the section titled “Where You Can Find More Information.”

Risks Related to the Reorganization and Recapitalization

The recapitalization could prolong Sardar Biglari’s control.

Sardar Biglari, our Chairman and CEO, currently beneficially owns over 50% of the Company’s outstanding shares of common stock and thus has the ability to control the outcome of matters submitted for shareholder approval. Depending on the stock price, market conditions and other factors, The Lion Fund, L.P. and The Lion Fund II, L.P., investment partnerships controlled by Mr. Biglari, may purchase additional shares of New BH following the reorganization, which could further increase Mr. Biglari’s beneficial ownership of New BH’s outstanding voting stock. This concentration of voting power limits the ability of our other shareholders to influence corporate matters, including eliminating or restricting Mr. Biglari’s control, and potentially prolongs Mr. Biglari’s control. Such control may not result in increased market value. Future issuances of shares of non-voting New BH Class B common stock would not result in voting dilution of Mr. Biglari’s voting power.

The recapitalization may have an anti-takeover effect.

Because the recapitalization may prolong the duration of Mr. Biglari’s ability to exert control over matters submitted for shareholder approval, it may have the effect of limiting the likelihood of an unsolicited merger proposal, unsolicited tender offer or proxy contest for the removal of directors. Mr. Biglari currently has no intent to cause the sale of the Company.

Further, the Board is not aware of any bona fide offer by any person or group, including Mr. Biglari, to (i) acquire any significant amount of shares of our capital stock; (ii) acquire control of us by means of a merger, tender offer, solicitation in opposition to management or otherwise; or (iii) change our current Board or management.

The New BH Class B common stock may not be attractive as acquisition currency.

We may use shares of Class B common stock from time to time as consideration in connection with the acquisition of other companies. It is possible that companies that we are interested in acquiring will not agree to accept shares of Class B common stock because such shares of stock carry no voting rights or because of the then prevailing trading characteristics of such shares.

A liquid trading market for either the Class A or Class B common stock may not develop. The trading price for such securities will depend on a variety of factors.

We expect that the New BH Class A and Class B common stock will be listed on the NYSE and that a liquid market for both the Class A common stock and Class B common stock will develop following the recapitalization. However, a liquid trading market may not develop for either the Class A common stock or the Class B common stock following the recapitalization. Even if such a market does develop, there can be no assurance that the Class B common stock will not trade at a discount relative to the Class A common stock. If a liquid market does not develop or the Class B common stock trades at a discount relative to the Class A common stock, we may not be able to achieve all of the benefits that we anticipate from the issuance of the Class A common stock and Class B common stock.

The trading prices of shares of Class A common stock and Class B common stock will depend on many factors, including the future performance of New BH, general market conditions, market activity in the Class A and Class B shares, the number of shares of each class outstanding, the relative rights between the two classes of stock, and other pertinent factors. Accordingly, we cannot predict the prices at which shares of Class A common stock and Class B common stock will trade following the recapitalization.

The recapitalization may result in some shareholders of the Company owning “odd lots” or fractional shares of New BH Class A common stock.

The recapitalization may result in some shareholders of the Company owning “odd lots” of fewer than 10 shares of Class A common stock. Further, the recapitalization may result in some shareholders of the Company holding fractional shares of Class A common stock. Odd lots and fractional shares may be more difficult to sell, and brokerage commissions and other costs of transactions in such shares may be higher than the costs of transactions in “round lots” of even multiples of 10 shares.

The recapitalization may negatively affect the decision of institutional investors to invest in New BH, and could have implications for the inclusion of shares of Class A common stock or Class B common stock in certain stock indices.

The recapitalization may negatively affect the decision by certain institutional investors to purchase or hold shares of Class B common stock. The holding of non-voting stock, such as the Class B common stock, may not be permitted by the investment policies of certain institutional investors or may be less attractive to the portfolio managers of certain institutional investors. In addition, significant sales of shares of Class B common stock by investors who receive such shares as part of the recapitalization may occur if such investors are unwilling, unable or choose not to hold such shares. These sales could depress trading prices for the Class B common stock, particularly in the period immediately following the recapitalization.

The Company’s common stock is currently included in certain stock indices. Recently, some stock index providers have announced decisions to exclude companies with multi-class capital structures or limited public voting rights from their indices or are considering doing so. There can be no assurance that either class of our stock would be listed in the indices.

Potential changes in law or regulations may have a negative impact on our Class A and Class B common stock.

In prior years, bills have been introduced in Congress that, if enacted, would have prohibited the listing of common stock on a national securities exchange if such common stock was part of a class of securities that has no voting rights or carried disproportionate voting rights. Although these bills have not been acted upon by Congress, there can be no assurance that such a bill (or a modified version thereof) will not be introduced in Congress in the future. Legislation or other regulatory developments could make the shares of Class A common stock and Class B common stock ineligible for trading on the NYSE or other national securities exchanges. We are unable to predict whether any such legislation or regulatory proposals will be adopted or whether they will have such effect.

The use of shares of Class B common stock as acquisition currency may not allow for deferred tax treatment.

The use of stock as acquisition currency generally has the benefit of deferring taxes owed by the sellers in connection with the acquisition until such time as the sellers dispose of the stock received in the acquisition. However, certain types of acquisition structures do not permit this type of deferred tax treatment unless the stock used as consideration is “voting stock” within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (the “Code”). Because the shares of Class B common stock do not have voting rights (except as required by law), they will not qualify as “voting stock.” Accordingly, the use of Class B common stock as an acquisition currency would prevent sellers from deferring taxes in some, but not all, acquisition structures. As some sellers may have a preference for transactions in which they can defer current tax liability, in some instances we may be unable to use certain acquisition structures or we may be precluded from using shares of Class B common stock as acquisition currency. This could reduce the overall utility of the Class B common stock as a means of avoiding voting dilution in connection with stock-based acquisitions.

If the reorganization and recapitalization does not qualify as an exchange described in Section 351(a) of the Code, the shareholders of the Company may be required to pay substantial U.S. federal income taxes without the corresponding receipt of cash.

The opinion of counsel discussed in the section entitled “The Reorganization/Recapitalization Proposal—Material U.S. Federal Income Tax Consequences” that the reorganization and recapitalization will qualify as an exchange described in Section 351(a) of the Code is based on certain assumptions and representations as to factual matters from the Company, New BH and Merger Sub, as well as certain covenants and undertakings by the Company, New BH and Merger Sub. If any of the assumptions, representations, covenants or undertakings is or becomes incorrect, incomplete or inaccurate, or is violated in any material respect, our ability to rely on the opinion could be jeopardized. Additionally, an opinion of counsel represents counsel’s best legal judgment but is not binding on the U.S. Internal Revenue Service (“IRS”) or any court. There can be no certainty that the IRS will not challenge the tax treatment of the reorganization and recapitalization or that a court will not sustain such a challenge. If the IRS or a court determines that the reorganization and recapitalization should not be treated as an exchange described in Section 351(a) of the Code, a holder of Company common stock would recognize taxable gain or loss upon the exchange of Company common stock for New BH Class A and Class B common stock pursuant to the reorganization and recapitalization. See the section entitled “The Reorganization/Recapitalization Proposal—Material U.S. Federal Income Tax Consequences.”

The proposed reorganization and recapitalization may result in substantial direct and indirect costs whether or not completed.

The reorganization and recapitalization may result in significant direct costs. These costs and expenses are expected to consist primarily of attorneys’ fees, accountants’ fees, filing fees and printing expenses and will be substantially incurred prior to the vote of our shareholders. The reorganization and recapitalization may also result in certain indirect costs by diverting the attention of our management and employees from our business. The reorganization may also result in certain state taxes. The Company estimates the total costs associated with the reorganization and recapitalization will be approximately $750,000.

Other Risks Related to Biglari Holdings

You should read and consider the risk factors specific to the Company and its collection of businesses in considering whether to vote in favor of the reorganization/recapitalization proposal. These risks are described in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on February 26, 2018, and in other documents that are incorporated by reference into this proxy statement/prospectus. See the section titled “Where You Can Find More Information.”

SPECIAL NOTE ABOUT FORWARD-LOOKING INFORMATION

Certain statements contained in this proxy statement/prospectus constitute forward-looking statements. You can identify these statements from our use of the words “plan,” “forecast,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “is likely,” “will” and similar expressions. These forward-looking statements may include, among other things:

•	statements and assumptions relating to financial performance;

•	statements relating to the anticipated effects on results of operations or financial condition of recent or future developments or events;

•	statements relating to our capital raising activities, business and growth strategies; and

•	any other statements, projections or assumptions that are not historical facts.

These forward-looking statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting us that are described in the section herein titled “Risk Factors” and in section Item 1A “Risk Factors” of our most recent Annual Report on Form 10-K filed with the SEC, which is available on the SEC’s website at http://www.sec.gov. You should not place undue reliance on our forward-looking statements because actual results could differ materially from our intentions, plans, expectations, anticipations, projections, estimations, predictions, outlook, assumptions and beliefs about the future.

You should read this proxy statement/prospectus and the documents that we reference herein and have filed as exhibits to this proxy statement/prospectus. The forward-looking statements contained in this proxy statement/prospectus are made as of the date of this proxy statement/prospectus, and we do not assume any obligation to update any forward-looking statements, except as required by applicable law.

THE REORGANIZATION/RECAPITALIZATION PROPOSAL

This section of the proxy statement/prospectus describes the reorganization/recapitalization proposal. Although we believe that the description in this section covers the material terms of the reorganization/recapitalization proposal, this summary may not contain all of the information that is important to you. The below summary of the material provisions of the Reorganization Agreement, the Articles of Incorporation of New BH and the By-Laws of New BH is qualified in its entirety by reference to the Reorganization Agreement, the Articles of Incorporation of New BH and the By-Laws of New BH, which we have attached as Annex I, Annex II and Annex III to this proxy statement/prospectus, respectively, and which we incorporate by reference into this proxy statement/prospectus. You should carefully read the entire proxy statement/prospectus, the Reorganization Agreement, the Articles of Incorporation of New BH and the By-Laws of New BH for a more complete understanding of the reorganization/recapitalization proposal. Your approval of the reorganization/recapitalization proposal will constitute your approval and adoption of the Reorganization Agreement, the Articles of Incorporation of New BH and the By-Laws of New BH.

Summary of the Proposal

Under the Reorganization Agreement, Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of New BH, an Indiana corporation. Upon completion of this merger, New BH will be named “Biglari Holdings Inc.” and replace the Company as the publicly held corporation. New BH will be a holding company owning subsidiaries engaged in a number of diverse business activities, including restaurant, insurance and media. New BH will be a collection of businesses and it will continue to acquire companies and make investments as opportunities arise. New BH and its subsidiaries will own all of the businesses we currently own.

New BH has two classes of common stock designated Class A common stock and Class B common stock. A share of Class B common stock has economic rights equivalent to 1/5th of a share of Class A common stock, however, Class B common stock has no voting rights.

As a result of the reorganization, the current shareholders of the Company will become shareholders of New BH and will receive, for every ten (10) shares of common stock of the Company they own immediately prior to the effective time of the reorganization, (i) ten (10) shares of Class B common stock of New BH and (ii) one (1) share of Class A common stock of New BH. In other words, shareholders will receive for a share of common stock of the Company (i) one (1) share of Class B common stock of New BH and (ii) 1/10th of one share of Class A common stock of New BH.

The Board, after receiving the unanimous recommendation of the independent Directors, has unanimously determined that it is advisable and in our best interests, and in the best interests of our shareholders (other than Mr. Biglari and his affiliates, as to whom no determination was made), to adopt and approve the Reorganization Agreement and the transactions contemplated thereby. The Board unanimously recommends that shareholders vote “FOR” the approval of the Reorganization Agreement and the transactions contemplated thereby, including the reorganization and recapitalization.

The approval of the reorganization/recapitalization proposal requires the affirmative vote of a majority of all votes entitled to be cast at the Special Meeting. As of the Record Date, Mr. Biglari and the other directors of the Company collectively beneficially owned 1,133,382 shares of the Company’s common stock, representing approximately 54.8% of the votes entitled to be cast at the Special Meeting, and accordingly have the ability to approve the reorganization/recapitalization proposal without the vote of any other shareholders. Each of Mr. Biglari and our other directors has indicated that he or she intends to vote in favor of the reorganization/recapitalization proposal.

Background of the Proposal

Biglari Holdings is a collection of businesses. Biglari Holdings is also an unconventional, nonconforming, and unorthodox company, for we may take a divergent path with the major idea of striving to achieve superior results. Logic, not convention, steers our decision-making. The creative, organizational force behind Biglari Holdings is its founder, Sardar Biglari, an entrepreneur who has a unique perspective into the operations and vision for the Company and who makes all major operating, investment and capital allocation decisions. The Company is entrepreneurial, continuously being shaped by its founder.

The Board, the independent directors and Mr. Biglari have considered the dual class structure from time-to-time over many years and have consulted with multiple outside advisors and counsel regarding the dual class structure. The periodic consideration of a dual class structure was similar to the reorganization/recapitalization proposal in that it contemplated voting and nonvoting shares, or shares with different voting rights, but with exchange ratios to be determined in the future. On November 5, 2016, during a regularly scheduled meeting, the Board reviewed a reorganization/recapitalization proposal from Mr. Biglari, with continuing discussion of nonvoting and low voting alternatives and exchange ratios to be determined in the future. Following the review, the Governance, Compensation and Nominating Committee of the Board (the “GCN Committee”), consisting of Kenneth R. Cooper, James P. Mastrian and Ruth J. Person, all of whom are independent in accordance with applicable NYSE listing standards, considered the proposal and discussed the matter with representatives from Krieg DeVault LLP and Olshan Frome Wolosky LLP. Thereafter, the Board voted unanimously to delegate authority to the GCN Committee to investigate, analyze and make recommendations to the Board for or against the reorganization/recapitalization proposal or other modifications of the Company’s capital or governance structure, including, without limitation, any revisions to the reorganization/recapitalization proposal and any other proposals made by management of the Company, including Mr. Biglari and his affiliates (each, a “Related Party”), or other parties which involve or support any proposals made by a Related Party.

Between the November 5, 2016 meeting and December 21, 2017, the independent directors discussed the reorganization/recapitalization proposal in three separate meetings. The independent directors retained Krieg DeVault LLP as counsel to the GCN Committee and received advice over the course of the 13-month period. On April 28, 2017, the Company disclosed that the Board had been considering a number of potential transactions, including the implementation of a dual class structure. The potential transactions considered by the Board consisted of various forms of financial instruments, including high vote/low vote common stock and convertible preferred stock. These alternatives were discussed in general but without specificity. The independent directors determined that the dual class structure was the alternative more likely to increase the intrinsic value of the Company over time. In connection with the independent directors’ review, Mr. Biglari presented proposed final exchange ratios and relative economic rights between the classes.

On December 21, 2017, the GCN Committee unanimously determined that it would be advisable and in the best interests of the Company and its shareholders (other than Mr. Biglari and his affiliates, as to whom no determination was made), to adopt and approve the original reorganization/recapitalization proposal and the transactions contemplated thereby. The original recapitalization proposal provided for the issuance of (i) additional shares of Class B common stock of New BH or (ii) additional shares of Class B common stock of New BH and cash, in lieu of fractional shares of Class A common stock of New BH. The GCN Committee believes that a significant portion of the Company’s past success is attributable to Mr. Biglari’s vision and management abilities and also believe that Biglari Holdings’ future success is substantially dependent upon Mr. Biglari maintaining his continued leadership role. The GCN Committee determined that the proposed dual class structure will enable stability to allow Biglari Holdings to pursue its objectives as an acquirer over very long time horizons (i.e., decades).

On December 21, 2017, the Board, after receiving the unanimous recommendation of the GCN Committee, unanimously determined that it is advisable and in the Company’s best interests, and in the best interests of the shareholders (other than Mr. Biglari and his affiliates, as to whom no determination was made), to adopt and approve the original reorganization/recapitalization proposal.

On March 5, 2018, in order to avoid any change in the relative voting rights of Company shareholders in New BH, the GCN Committee unanimously determined that it would be advisable and in the best interests of the Company and its shareholders (other than Mr. Biglari and his affiliates, as to whom no determination was made), to adopt and approve an amendment to the reorganization/recapitalization proposal providing for the issuance of fractional shares of Class A common stock of New BH. The amended reorganization/recapitalization proposal is identical in all other respects to the original reorganization/recapitalization proposal.

On March 5, 2018, the Board, after receiving the unanimous recommendation of the GCN Committee, unanimously determined that it is advisable and in the Company’s best interests, and in the best interests of the shareholders (other than Mr. Biglari and his affiliates, as to whom no determination was made), to adopt and approve the amended reorganization/recapitalization proposal and to recommend that shareholders vote for the approval of the Reorganization Agreement and the transactions contemplated thereby.

The Board unanimously recommends a vote “FOR” the approval of the Reorganization Agreement and the transactions contemplated thereby, including the reorganization and recapitalization. The Board believes that the potential advantages of the reorganization and recapitalization include, but are not limited to, the advantages described below.

Reasons for the Reorganization and Recapitalization; Recommendation of the Board of Directors

The following discussion of factors considered by the independent Directors and the Board is not intended to be exhaustive, but includes the material factors considered by the independent Directors and the Board in deciding to proceed with the reorganization and recapitalization. In light of the variety of factors considered, neither the independent Directors nor the Board found it practicable to quantify or otherwise assign relative weights to the specific factors considered in reaching their respective determinations and recommendations:

•	Maintains Founder’s Control. To attain the dual goal of preserving Mr. Biglari’s control of the Company, while gaining the ability to issue stock in a transaction, we think it is necessary to create a dual class structure. Currently, a stock-for-stock acquisition involving voting stock would dilute current shareholders. Sardar Biglari controls the direction of the Company through his beneficial ownership of approximately 54.8% of the outstanding shares of common stock. The Company has been designed and continues to be shaped by Mr. Biglari. Although Biglari Holdings has been designed by Mr. Biglari, the Company operates with its investors in mind. The ability to focus on long-term value creation and the pursuit of a conglomeration strategy requires, in our view, preservation of the founder’s controlling interest. We believe this policy is an inherent advantage that protects the interests of long-term, passive shareholders. Thus, we do not want to dilute the voting power of the shares beneficially owned by the founder in a stock-for-stock transaction. We believe that certain companies managed by founders and entrepreneurs ought to possess a dual class structure. We believe that our success rests on our ability to undertake a long-term view. What allows us the ability to operate differently from most public companies is the Company’s ownership structure. Whereas most public corporations do not have a controlling shareholder, Biglari Holdings’ controlling shareholder is also the Company’s Chairman and Chief Executive Officer. The independent Directors and the Board believe that this ability to focus on the long term has generated, and will continue to generate, substantial benefits for all of our shareholders and has been an important competitive advantage. We believe the proposed capital structure, by enabling us to preserve Mr. Biglari’s voting control, will help to insulate us from outside influences. Our purpose: To sustain the dual goal of maintaining the founder’s control and of preserving the option of issuing equity in acquisitions, financings or for other purposes.

•	Maximize Per-Share Intrinsic Value. Although we are in the acquisition business, we will not issue common stock unless we believe that we are advancing per-share intrinsic value. Our long-term objective is to maximize per-share intrinsic value. To do so, we believe it is essential to facilitate the existence of two classes of stock to retain the founder’s controlling position. Biglari Holdings is managed differently, and therefore we aim to run a corporate structure designed and devised to preserve our most distinctive characteristics. We want to continue to attract only those shareholders who understand and believe in our modus operandi and thus would become long-term partners. The logic underlying the dual class structure indicates that we could create increased flexibility in structuring acquisitions to augment our growth. As a holding company, we believe that the greater flexibility resulting from this proposal would transform into an advantage in our pursuit of other businesses. We may utilize the authorized but unissued shares of Class B common stock for such matters as privately negotiated transactions. We may also use such stock to acquire other businesses or combinations thereof. Any such issuance of Class B common stock would advance our size but would decrease the relative equity ownership, but not the voting power, of our existing shareholders, including the shares beneficially owned by the founder. Although we constantly examine and evaluate acquisitions and financing alternatives, we do not have any current plans to issue Class B common stock in connection with any acquisitions or other undertakings.

We believe the Company has performed well because of its ability to emulate the qualities of private companies. The Board understands that some investors do not favor dual class structures. (We fully understand that there have been abuses with dual class structures, but note that certain companies have properly used it to the advantage of their shareholders while generating superior results.) We currently have a controlling owner/manager. The dual class structure would not change the current ownership. By creating a class of non-voting stock, we preserve our ability to avoid voting power dilution when we issue such non-voting stock in business transactions.

The recapitalization provides us with the ability to extend the period of time during which our existing shareholders, particularly Mr. Biglari, maintain voting control over Biglari Holdings. The recapitalization by itself will not prolong Mr. Biglari’s control over Biglari Holdings. It is the ability to issue shares of Class B common stock in the future—instead of shares of Class A common stock—and thereby avoid voting dilution from such issuances that could have the effect of maintaining Mr. Biglari’s control. As of the Record Date, Mr. Biglari beneficially owned approximately 54.8% of our total outstanding voting power.

•	Provide for the Equal Treatment of Shares of Class B Common Stock in Relation to Shares of Class A Common Stock. The recapitalization will provide for equal treatment of the shares of Class B common stock relative to shares of Class A common stock, other than with respect to voting rights. For example, in a tender or an exchange offer by a third party pursuant to an agreement to which New BH is a party, resulting in a change of control of New BH, provision must be made for the right of holders of shares of Class B common stock to receive, or elect to receive, the same form of consideration and 1/5th of the amount of consideration on a per share basis as the holders of shares of Class A common stock (and if the holders of shares of Class A common stock are entitled to make an election concerning the amount or form of consideration that such holders will receive in such tender or exchange offer, then the holders of shares of Class B common stock will be entitled to make the same election concerning their shares of Class B common stock). Comparable equal treatment will be provided in connection with a merger, consolidation, or other business combination requiring the approval of our shareholders or a tender or exchange offer initiated by New BH on its own behalf. The independent Directors and the Board believe that these provisions related to the equal treatment of shares of Class A common stock and Class B common stock provide important protection to all our shareholders and help to ensure that all shareholders will be on equal footing in connection with fundamental transactions involving New BH.

•	Eliminate Confusion with the Legacy Steak n Shake Company. The current holding company named Biglari Holdings Inc. was previously named The Steak n Shake Company. Biglari Holdings is a holding company engaged in a number of diverse business activities. One of its subsidiaries is Steak n Shake. We believe that the creation of a new public holding company will address confusion among those third parties who have had a contractual relationship with the entity formerly known as the Steak n Shake company. After the reorganization, those third parties will be doing business with a subsidiary of the new holding company, which operates Steak n Shake. They will not be doing business with Biglari Holdings, the parent company.

Although the independent Directors and the Board unanimously determined that the reorganization and recapitalization are advisable and in the Company’s best interests, and in the best interests of our shareholders (other than Mr. Biglari and his affiliates, as to whom no determination was made), the independent Directors and the Board recognize that proceeding with the reorganization and recapitalization involves certain other considerations that might be viewed as negative by certain shareholders. These considerations include, but are not limited to, the following:

•	The Recapitalization Could Prolong Sardar Biglari’s Control. Sardar Biglari, our Chairman and CEO, currently beneficially owns over 50% of the Company’s outstanding shares of common stock and thus has the ability to control the outcome of matters submitted for shareholder approval. This concentration of voting power limits the ability of our other shareholders to influence corporate matters, including eliminating or restricting Mr. Biglari’s control, and potentially prolongs Mr. Biglari’s control. Such control may not result in increased market value. Future issuances of shares of non-voting New BH Class B common stock would not result in voting dilution of Mr. Biglari’s voting power.

•	The Recapitalization May Have an Anti-Takeover Effect. Because the recapitalization may prolong the duration of Mr. Biglari’s ability to exert control over matters submitted for shareholder approval, it may have the effect of limiting the likelihood of an unsolicited merger proposal, unsolicited tender offer or proxy contest for the removal of directors. Mr. Biglari currently has no intent to cause the sale of the Company.

Further, the Board is not aware of any bona fide offer by any person or group, including Mr. Biglari, to (i) acquire any significant amount of shares of our capital stock; (ii) acquire control of us by means of a merger, tender offer, solicitation in opposition to management or otherwise; or (iii) change our current Board or management.

•	The Class B Common Stock May Not be Attractive as Acquisition Currency. We may use shares of Class B common stock from time to time as consideration in connection with the acquisition of other companies. It is possible that companies that we are interested in acquiring will not agree to accept shares of Class B common stock because such shares of stock carry no voting rights or due to the then prevailing trading characteristics of such shares.

•	A Liquid Trading Market for Either the Class A Common Stock or the Class B Common Stock May Not Develop. The Trading Price for Such Securities Will Depend on a Variety of Factors. We believe that a robust and sufficiently liquid market for both the Class A common stock and Class B common stock will develop following the recapitalization. However, it is possible that such a market will not develop. Even if such a market does develop, there can be no assurance that the Class B common stock will not trade at a discount relative to the Class A common stock. If a liquid market does not develop or the Class B common stock trades at a discount relative to the Class A common stock, it is possible that we will not be able to achieve all of the benefits that we anticipate from the issuance of the Class A common stock and Class B common stock.

The trading price of shares of Class A common stock and Class B common stock will depend on many factors, including the future performance of New BH, general market conditions, market activity in the Class A and Class B shares, the number of shares of each class outstanding, the relative rights between the two classes of stock, and other pertinent factors. Accordingly, we cannot predict the prices at which shares of Class A common stock and Class B common stock will trade following the recapitalization.

•	The Recapitalization May Negatively Affect the Decision of Institutional Investors to Invest in New BH, and Could Have Implications for the Inclusion of Shares of Class A Common Stock or Class B Common Stock in Certain Stock Indices. The recapitalization may negatively affect the decision by certain institutional investors to purchase or hold shares of Class B common stock. The holding of non-voting stock, such as the Class B common stock, may not be permitted by the investment policies of certain institutional investors or may be less attractive to the portfolio managers of certain institutional investors. In addition, significant sales of shares of Class B common stock by investors who receive such shares as part of the recapitalization may occur if such investors are unwilling, unable or choose not to hold such shares. These sales could depress trading prices for the Class B common stock, particularly in the period immediately following the recapitalization.

The Company’s common stock is currently included in certain stock indices. Recently, some stock index providers have announced decisions to exclude companies with multi-class capital structures or limited public voting rights from their indices or are considering doing so. There can be no assurance that either class of our stock would be listed in the indices.

•	The Use of Shares of Class B Common Stock as Acquisition Currency May Not Allow For Deferred Tax Treatment. The use of stock as acquisition currency generally has the benefit of deferring taxes owed by the sellers in connection with the acquisition until such time as the sellers dispose of the stock received in the acquisition. However, certain types of acquisition structures do not permit this type of deferred tax treatment unless the stock used as consideration is “voting stock” within the meaning of Section 368(a) of the Code. Because the shares of Class B common stock do not have voting rights (except as required by law), they will not qualify as “voting stock.” Accordingly, the use of Class B common stock as an acquisition currency would prevent sellers from deferring taxes in some, but not all, acquisition structures. As some sellers may have a preference for transactions in which they can defer current tax liability, in some instances we may be unable to use certain acquisition structures or we may be precluded from using shares of Class B common stock as acquisition currency. This could reduce the overall utility of the Class B common stock as a means of avoiding voting dilution in connection with stock-based acquisitions.

•	Potential U.S. Federal Income Tax Consequences. Although we expect that the contemplated reorganization and recapitalization will not result in any immediate U.S. federal income tax liability to the Company or Company shareholders, the IRS could take contrary positions and a court could sustain such positions.

•	Increased Costs and Expenses Associated with Implementing the Reorganization/Recapitalization Proposal. The reorganization and recapitalization may result in significant direct costs. These costs and expenses are expected to consist primarily of attorneys’ fees, accountants’ fees, filing fees and printing expenses and will be substantially incurred prior to the vote of our shareholders. The reorganization and recapitalization may also result in certain indirect costs by diverting the attention of our management and employees from our business. The reorganization may also result in certain state taxes. The Company estimates the total costs associated with the reorganization and recapitalization will be approximately $750,000.

The Board unanimously recommends a vote “FOR” the approval of the reorganization/recapitalization proposal.

Reorganization and Recapitalization Procedure

The Company currently owns all of the issued and outstanding common stock of New BH, and New BH currently owns all of the issued and outstanding common stock of Merger Sub, the subsidiary formed for purposes of completing the proposed reorganization. Following the approval of the Reorganization Agreement by the Company’s shareholders and the satisfaction of the other conditions specified in the Reorganization Agreement (which are described below), Merger Sub will merge with and into the Company.

As a result of this merger:

•	The separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation as a wholly owned subsidiary of New BH. Upon completion of the merger, New BH will be named “Biglari Holdings Inc.” and replace the Company as the publicly held corporation; and

•	The current shareholders of the Company will become the shareholders of New BH and will receive, for every ten (10) shares of common stock of the Company they own immediately prior to the effective time of the reorganization, (i) ten (10) shares of Class B common stock of New BH and (ii) one (1) share of Class A common stock of New BH. In other words, shareholders will receive for a share of common stock of the Company (i) one (1) share of Class B common stock of New BH and (ii) 1/10th of one share of Class A common stock of New BH.

The result of the reorganization will be that the Company will become a wholly owned subsidiary of New BH and shareholders of the Company will become shareholders of New BH. New BH’s Articles of Incorporation are included as Annex II to this proxy statement/prospectus, and New BH’s By-Laws are included as Annex III to this proxy statement/prospectus. For more information regarding your rights as a shareholder before and after the reorganization and recapitalization, see “Comparative Rights of Holders of New BH Capital Stock and Company Capital Stock; Provisions under the IBCL and Organizational Documents,” “Description of New BH Capital Stock” and “Description of Company Capital Stock.”

The current directors and executive officers of the Company will continue as directors and executive officers of New BH. In addition, our current business and operations will remain the same immediately following consummation of the reorganization as immediately prior to the merger.

What Company Shareholders Will Receive in the Reorganization and Recapitalization

As a result of the reorganization, the current shareholders of the Company will become shareholders of New BH and will receive, for every ten (10) shares of common stock of the Company they own immediately prior to the effective time of the reorganization, (i) ten (10) shares of Class B common stock of New BH and (ii) one (1) share of Class A common stock of New BH. In other words, shareholders will receive for a share of common stock of the Company (i) one (1) share of Class B common stock of New BH and (ii) 1/10th of one share of Class  A common stock of New BH.

Corporate Name Following the Reorganization and Recapitalization

Immediately following the reorganization, New BH will be named “Biglari Holdings Inc.”

Exchange of Stock Certificates

After the effective time of the reorganization, the shares of Company common stock held by each shareholder of the Company will no longer be outstanding, will be cancelled and will cease to exist and each certificate or book entry share that previously represented shares of Company common stock (other than shares held in the treasury of the Company) will represent only the right to receive the New BH Class A and Class B common stock to which such shareholder is entitled under the Reorganization Agreement, as described above. Once you have properly surrendered your Company stock certificates or book entry shares to New BH’s transfer agent for exchange, along with a duly completed letter of transmittal and any other documents as may customarily be required by the transfer agent, you will receive a statement reflecting your ownership of uncertificated Class A and Class B common stock of New BH in book-entry form (unless you request a physical certificate).

As soon as reasonably practicable after the effective time of the reorganization, New BH will cause its transfer agent to send a letter of transmittal specifying, among other things, that delivery will be effected, and risk of loss and title to any certificates or book entry shares representing Company common stock will pass, only upon delivery of such certificates or book entry shares to the transfer agent. The letter will also include instructions explaining the procedure for surrendering Company stock certificates and book entry shares in exchange for New BH Class A and Class B common stock.

After the effective time of the reorganization, the Company will not register any transfer of the shares of Company common stock.

Conditions to Reorganization and Recapitalization

We will complete the reorganization and recapitalization only if each of the following conditions is satisfied:

•	the effectiveness of the registration statement, of which this proxy statement/prospectus forms a part, relating to the shares of New BH Class A and Class B common stock to be issued in the reorganization and recapitalization without the issuance of a stop order or initiation of any proceeding by the SEC seeking a stop order;

•	approval and adoption of the Reorganization Agreement by the affirmative vote of a majority of all votes entitled to be cast by the Company’s shareholders at the Special Meeting;

•	approval for listing on the NYSE of the shares of New BH Class A and Class B common stock to be issued in the reorganization and recapitalization, subject to official notice of issuance; and

•	absence of any order or proceeding that would prohibit or make illegal completion of the reorganization or recapitalization.

Effectiveness of Reorganization and Recapitalization

The reorganization and recapitalization will become effective on the date we file Articles of Merger with the Secretary of State of the State of Indiana or a later date that we specify therein. We will file the Articles of Merger when the conditions to the reorganization and recapitalization described above have been satisfied.

There may be some delay between the Special Meeting and the filing and effectiveness of the Articles of Merger, assuming the reorganization/recapitalization proposal is approved. We will notify shareholders at the Special Meeting or by subsequent communication of the exact time when the reorganization and recapitalization become effective.

Termination of Reorganization Agreement

The Reorganization Agreement may be terminated at any time prior to the completion of the reorganization and recapitalization (even after adoption by our shareholders) by action of a majority of the independent Directors if such majority determines that for any reason the completion of the transactions provided for therein would be inadvisable or not in the best interest of our Company or our shareholders.

Amendment of Reorganization Agreement

The Reorganization Agreement may, to the extent permitted by the Indiana Business Corporation Law (the “IBCL”), be supplemented, amended or modified at any time prior to the completion of the reorganization and recapitalization (even after adoption by our shareholders), by the mutual consent of the parties thereto.

Material U.S. Federal Income Tax Consequences

The following is a discussion of the material U.S. federal income tax consequences of the reorganization and recapitalization applicable to U.S. Holders of Company common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or foreign tax laws are not discussed. This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS in effect as of the date of the reorganization and recapitalization. These authorities may change or be subject to differing interpretations. Any such change may be applied retroactively in a manner that could adversely affect a holder of Company common stock.

This discussion is limited to U.S. Holders who hold their Company common stock and will hold their New BH common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a holder of Company common stock, including the impact of the Medicare contribution tax on net investment income. This discussion also does not address U.S. Holders in which the Company or New BH has or will have a direct or indirect ownership interest. In addition, it does not address consequences relevant to holders of Company common stock that are subject to particular rules, including, without limitation:

•	persons subject to the alternative minimum tax;

•	persons whose functional currency is not the dollar;

•	persons holding Company common stock or New BH common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	persons who are not U.S. Holders;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers, or traders in securities;

•	S corporations, partnerships, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes;

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell Company common stock or New BH common stock under the constructive sale provisions of the Code;

•	persons who own (or are deemed to own) 5% or more of the outstanding Company common stock or New BH common stock;

•	persons who hold or receive Company common stock or New BH common stock pursuant to the exercise of any employee stock options or otherwise as compensation; and

•	tax-qualified retirement plans.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds Company common stock or New BH common stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding Company common stock or New BH common stock and the partners in such partnerships should consult their tax advisers regarding the U.S. federal income tax consequences to them.

ALL HOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE REORGANIZATION AND RECAPITALIZATION TO THEIR PARTICULAR SITUATION, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL, FOREIGN AND OTHER TAX LAWS.

As used herein, a “U.S. Holder” means a beneficial owner of Company common stock or New BH common stock who is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust that (a) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (b) has made a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

Latham & Watkins LLP, counsel to the Company, is of the opinion that the reorganization and recapitalization will qualify as an exchange described in Section 351(a) of the Code. This opinion is based on, among other things, certain assumptions and certain representations made by the Company which, if incorrect or inaccurate in any respect, might jeopardize the conclusion reached by counsel in its opinion. In addition, counsel has assumed that the reorganization and recapitalization will be consummated in accordance with the terms of the Reorganization Agreement, the representations and warranties contained in the Reorganization Agreement were true, correct and complete when made and will continue to be true, correct and complete through the effective time of the reorganization and recapitalization, and the parties have complied with, and, if applicable, will continue to comply with, the covenants and agreements contained in the Reorganization Agreement. This opinion is not binding on the IRS or the courts, and the Company does not intend to request a ruling from the IRS regarding the U.S. federal income tax consequences of the reorganization and recapitalization. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. In addition, if any of the representations or assumptions upon which such opinion is based is inaccurate, the U.S. federal income tax consequences of the reorganization and recapitalization could differ from those discussed here. Assuming the reorganization and recapitalization qualifies as an exchange described in Section 351(a) of the Code, the U.S. federal income tax consequences of the reorganization and recapitalization to U.S. Holders are as follows:

•	No gain or loss will be recognized by you upon your receipt of New BH Class A and Class B common stock solely in exchange for your Company common stock in the reorganization and recapitalization;

•	The aggregate tax basis of the shares of New BH Class A and Class B common stock that you receive in exchange for your Company common stock in the reorganization and recapitalization will be the same as the aggregate tax basis of your Company common stock exchanged therefor; and

•	The holding period for shares of New BH Class A and Class B common stock that you receive in the reorganization and recapitalization will include the holding period of your Company common stock exchanged therefor.

U.S. Holders who or that acquired different blocks of shares of Company common stock at different times or different prices should contact their tax advisors as to the determination of the tax bases and holding periods of the shares of New BH Class A and Class B common stock received in the reorganization and recapitalization.

The foregoing discussion is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences or any other consequences of the reorganization and recapitalization, is for informational purposes only and does not constitute tax advice. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, your individual circumstances. Moreover, the discussion does not address state, local, foreign or non-income tax consequences or tax return reporting requirements. Accordingly, you are strongly urged to consult with your own tax advisor to determine the particular U.S. federal, state, local or foreign income or other tax consequences to you of the reorganization and recapitalization.

Anticipated Accounting Treatment

For accounting purposes, the reorganization will be treated as a merger of entities under common control. Accordingly, the consolidated financial position and results of operations of the Company will be included in the consolidated financial statements of New BH on the same basis as currently presented, except for earnings per share which will be impacted by the issuance of the new common shares.

Dissenters’ Rights

Holders of the Company’s common stock may not exercise dissenters’ rights under Indiana law in connection with the reorganization and recapitalization because the Company’s common shares are listed on the NYSE and Class A and Class B common stock of New BH will be listed on the NYSE following the transaction.

New BH Articles of Incorporation

The New BH Articles of Incorporation provide for Class A and Class B shares, having the rights described below under “Comparative Rights of Holders of New BH Capital Stock and Company Capital Stock; Provisions under the IBCL and Organizational Documents” and “Description of New BH Capital Stock.”

Board of Directors and Executive Officers of New BH Following the Reorganization and Recapitalization

Presently, the New BH Board and the Board are comprised of the same persons: Sardar Biglari (Chairman), Philip L. Cooley (Vice Chairman), Kenneth R. Cooper, James P. Mastrian and Ruth J. Person. Immediately following the reorganization and recapitalization, the New BH Board will continue to be comprised of such individuals.

In addition, the executive officers of New BH following the reorganization and recapitalization will be the same as those of the Company immediately prior to the transaction.

Executive Officers

Sardar Biglari, age 40, is the Chairman and Chief Executive Officer of Biglari Holdings. Mr. Biglari will be the Chairman and Chief Executive Officer of New BH.

Mr. Biglari has served as Chairman of the Board, Chief Executive Officer and a director of Biglari Holdings since 2008. In addition, Mr. Biglari has served as Chairman and Chief Executive Officer of Biglari Capital Corp. (“Biglari Capital”) since its inception in 2000. Biglari Capital is the general partner of The Lion Fund, L.P. and The Lion Fund II, L.P. (collectively, the “investment partnerships”), private investment partnerships.

Bruce Lewis, age 53, is the Controller of Biglari Holdings. Mr. Lewis will be the Controller of New BH.

Mr. Lewis joined the Company and was named Controller in January 2012.

Our executive officers will be appointed annually by the New BH Board, or at such interim times as circumstances may require.

Directors

The New BH Board will consist of five members, three of whom are “independent” within the meaning of the listing standards of the NYSE. Each of our directors is elected to serve one year, or until his or her successor is duly elected and qualified, or until he or she resigns, is removed or becomes disqualified.

Name and Position	Age	Business Experience
Sardar Biglari, Chairman of the Board and Chief Executive Officer	40	Chairman of the Board and Chief Executive Officer of Biglari Holdings since 2008. In addition, Mr. Biglari has served as Chairman and Chief Executive Officer of Biglari Capital Corp. (“Biglari Capital”) since 2000. Biglari Capital is the general partner of The Lion Fund, L.P. and The Lion Fund II, L.P., private investment partnerships. Mr. Biglari is the sole owner of Biglari Capital. Mr. Biglari has also served as a director of CCA Industries, Inc. (“CCA Industries”), a manufacturer and marketer of health and beauty aids, from August 2011 to July 2014 and since October 2015. He also served as a director of Insignia Systems, Inc. (“Insignia Systems”), a developer and marketer of innovative point-of-purchase in-store products, programs and services, from December 2015 to March 2017, including as its Co-Chairman from January 2016 to March 2017. Mr. Biglari is an entrepreneur with extensive managerial and investing experience in a broad range of businesses.

Philip L. Cooley, Vice Chairman of the Board	74	Vice Chairman of the Board of Biglari Holdings since April 2009 and a director since March 2008. Prassel Distinguished Professor of Business at Trinity University, San Antonio, Texas, from 1985 until his retirement in May 2012. Served as an advisory director of Biglari Capital since 2000. Director of CCA Industries from August 2011 to July 2014 and since October 2015. He also served as a director of Insignia Systems from December 2015 to March 2017. Mr. Cooley has extensive business and investment knowledge and experience. He also has experience serving on the boards of directors of public companies.

Ruth J. Person, Independent Director	72	Director of Biglari Holdings since 2002. Chancellor, University of Michigan-Flint, from 2008 to 2014 and Professor of Management from 2008 to present. Ms. Person has years of experience in leadership and board positions at various institutions.

Kenneth R. Cooper, Independent Director	73	Director of Biglari Holdings since October 2010. Attorney in the private practice of law at the Kenneth R. Cooper Law Office since 1974, with over 40 years of legal and business experience in real estate transactions and related matters. Mr. Cooper has extensive experience in real estate, business and financial matters.

James P. Mastrian, Independent Director	75	Director of Biglari Holdings since August 2012. Mr. Mastrian was the special advisor to the Chairman and Chief Executive Officer of Rite Aid Corporation from August 2007 until his retirement in August 2008. Mr. Mastrian served in a leadership role in the retail sector, has extensive marketing experience and over 40 years of experience in corporate management.

Interests of the Company’s Directors and Officers in the Reorganization and Recapitalization

Our directors and executive officers own shares of our common stock and, to that extent, their interest in the reorganization and recapitalization is the same as that of the other holders of shares of our common stock. Our directors and executive officers have no other interests in the reorganization and recapitalization except that the reorganization and recapitalization could increase or prolong Mr. Biglari’s control.

Litigation Relating to the Reorganization and Recapitalization

On January 29, 2018, a shareholder of the Company filed a purported class action complaint against the Company and the members of our Board of Directors in the Superior Court of Hamilton County, Indiana. The shareholder generally alleges claims for breach of fiduciary duty by the individual defendants and unjust enrichment to Mr. Biglari as a result of the recapitalization. The shareholder seeks, for himself and on behalf of all other shareholders as a class (other than the individual defendants and those related to or affiliated with them), to enjoin the vote on the recapitalization, to seek obtain a declaration that the defendants breached their duty to the shareholder, and to recover unspecified damages, pre-judgment and post-judgment interest, including an award of their attorneys’ fees and other costs.

In addition, on February 7, 2018, the same shareholder of the Company filed a second purported class action complaint in the Circuit Court of Hamilton County, Indiana, naming as defendants the Company and the members of our Board of Directors and adding as defendants, New BH and Merger Sub. This new complaint added new counts for injunctive and declaratory relief. The Company believes that this new complaint is based on the same general facts and theories as the first complaint.

Both of these cases have been removed to the federal United States District Court for the Southern District of Indiana, where they are currently pending. The plaintiff has filed motions in both cases to remand these cases to state court.

On March 19, 2018, the plaintiff amended his complaint in the first action to add New BH and Merger Sub as defendants. The plaintiff also added claims asserting that the Company has breached the Company Charter, violated the Indiana Business Corporation Law, and that shares owned by The Lion Fund, L.P. and The Lion Fund II, L.P., investment partnerships controlled by Mr. Biglari, do not constitute outstanding shares that may be voted under Indiana law. The plaintiff seeks declaratory and injunctive relief prohibiting Mr. Biglari from voting these shares and declaring the Reorganization Agreement unenforceable.

On March 26, 2018, a second shareholder of the Company filed a purported class action complaint against the Company, the members of our Board of Directors, New BH, and Merger Sub in the Superior Court of Hamilton County, Indiana. This shareholder generally alleges claims of breach of fiduciary duty by the members of our Board of Directors and that the Company, New BH and Merger Sub aided and abetted such breach. This shareholder seeks to enjoin the Special Meeting and the recapitalization proposal, including declaratory relief that fiduciary breaches occurred and thus the Reorganization Agreement is unenforceable. The Company believes that this additional complaint is based on the same general facts as the two purported class actions by the other shareholder described above.

The Company believes the claims in each case are without merit and intends to defend these cases vigorously.

Listing of New BH Class A and Class B Common Stock on the New York Stock Exchange; De-listing and De-registration of Company Common Stock

The completion of the reorganization and recapitalization is conditioned on the approval for listing of the shares of New BH Class A and Class B common stock issuable in the transaction on the NYSE. We expect that the New BH Class A common stock will trade under the ticker symbol “BHA,” whereas the New BH Class B common stock is expected to trade under the ticker symbol “BH,” which is the current ticker symbol for the Company common stock. In addition, New BH will become a reporting company under the Exchange Act.

Following the reorganization and recapitalization, the Company’s common stock will no longer be listed on the NYSE and will no longer be registered under the Exchange Act. In addition, the Company will cease to be a reporting company under the Exchange Act.

Transferability of New BH Shares

The shares of New BH Class A and Class B common stock to be issued in the reorganization and recapitalization will be registered under the Securities Act. These shares will be freely transferable under the Securities Act, subject to existing restrictions on certain affiliates of New BH.

Comparative Rights of Holders of New BH Capital Stock and Company Capital Stock; Provisions under the IBCL and Organizational Documents; Anti-Takeover Effects

At the effective time of the reorganization, the Company’s common stock will be converted into the right to receive shares of New BH Class A and Class B common stock. As a result, New BH’s Articles of Incorporation and By-Laws and the applicable provisions of the IBCL will govern the rights of the former holders of Company common stock who receive shares of New BH Class A and Class B common stock pursuant to the reorganization. The rights of the Company’s shareholders are currently governed by the IBCL and common law, the Company’s Amended and Restated Articles of Incorporation (the “Company Charter”) and the Company’s Amended and Restated By-Laws. The rights of New BH shareholders after the completion of the reorganization and recapitalization will continue to be governed by the IBCL and common law, and will be governed by New BH’s Articles of Incorporation and New BH’s By-Laws. The rights of holders of the Company’s common stock under the Company Charter and the rights of holders of New BH’s Class A common stock under New BH’s Articles of Incorporation are substantially the same in substance, and the Company’s Amended and Restated By-Laws and New BH’s By-Laws are also substantially the same in substance (other than the changes shareholders are being asked to approve as part of the organizational documents proposals). As a result, there is no comparative difference under the IBCL or the charter documents in the rights of holders of New BH Class A common stock and Company common stock. As compared to the New BH Class A common stock, the New BH Class B common stock (i) has no voting rights and (ii) has economic rights equivalent to 1/5th of one share of the Class A common stock, but otherwise will be treated equally with the shares of Class A common stock, as further described below under “Description of New BH Capital Stock.”

Authorized but Unissued Shares

Indiana law does not require shareholder approval for any issuance of authorized shares. Authorized but unissued shares may be used for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions. One of the effects of the existence of authorized but unissued shares may be to enable the Board or the New BH Board to issue shares to persons friendly to the current management (including affiliates of current management), which issuance could render more difficult or discourage an attempt to obtain control of the Company or New BH, by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of current management and possibly deprive the shareholders of opportunities to sell their shares at a premium over the market price of the Company’s common stock or New BH’s Class A or Class B common stock.

Certain Provisions of the Company’s and New BH’s Organizational Documents

Certain provisions of the Company Charter and Amended and Restated By-Laws and New BH’s Articles of Incorporation and By-Laws may delay or make more difficult unsolicited acquisitions or changes of control of the Company or New BH, respectively. These provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change in control of the Company or New BH, respectively, although these proposals, if made, might be considered desirable by our unaffiliated shareholders.

These provisions also may have the effect of making it more difficult for third parties to cause the replacement of the current management without the concurrence of the board of directors. These provisions include:

•	the availability of authorized but unissued shares of stock, including shares of preferred stock, for issuance from time to time at the discretion of the board of directors;

•	permitting only the Chairman, a majority of the board of directors or a shareholder holding at least 50 percent of the issued and outstanding capital stock entitled to vote to call a special meeting of shareholders and preventing shareholders from proposing business to be brought before a special meeting; and

•	requirements for advance notice for raising business or making nominations at annual meetings.

Consistent with the Company’s Amended and Restated By-Laws, the By-Laws of New BH provide that unless New BH consents in writing to the selection of an alternative forum, the State of Indiana shall be the sole and exclusive forum for: (a) any derivative action or proceeding brought by or in the name of the corporation; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, agent or affiliate of New BH to New BH or to New BH’s stockholders; (c) any action arising pursuant to any provision of the IBCL or New BH’s Articles of Incorporation or By-Laws (as may be amended from time to time); or (d) any action asserting a claim against New BH governed by the internal affairs doctrine.

Certain Provisions of the Indiana Business Corporation Law

As Indiana corporations, the Company and New BH are each governed by the IBCL. Under specified circumstances, the following provisions of the IBCL may delay, prevent or make more difficult unsolicited acquisitions or changes of control of the Company and New BH. These provisions also may have the effect of preventing changes in the management of the Company and New BH. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interests.

Control Share Acquisitions. Under Chapter 42 of the IBCL, an acquiring person or group who makes a “control share acquisition” in an “issuing public corporation” may not exercise voting rights on any “control shares” unless these voting rights are conferred by a majority vote of the disinterested shareholders of the issuing public corporation at a special meeting of those shareholders held upon the request and at the expense of the acquiring person. If control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters’ rights to receive the fair value of their shares pursuant to Chapter 44 of the IBCL.

Under the IBCL, “control shares” are shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect to which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise voting power of the issuing public corporation in the election of directors within any of the following ranges:

•	one-fifth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more.

A “control share acquisition” means, subject to specified exceptions, the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. For the purposes of determining whether an acquisition constitutes a control share acquisition, shares acquired within 90 days or under a plan to make a control share acquisition are considered to have been acquired in the same acquisition.

An “issuing public corporation” means a corporation which has (i) 100 or more shareholders, (ii) its principal place of business or its principal office in Indiana, or that owns or controls assets within Indiana having a fair market value of greater than $1,000,000, and (iii) (A) more than 10% of its shareholders resident in Indiana, (B) more than 10% of its shares owned of record or owned beneficially by Indiana residents, or (C) 1,000 shareholders resident in Indiana.

The provisions described above do not apply if, before a control share acquisition is made, the corporation’s articles of incorporation or by-laws, including a by-law adopted by the corporation’s board of directors, provide that they do not apply. The Company’s Amended and Restated By-Laws exclude the Company from Chapter 42 of the IBCL. New BH’s By-Laws do not exclude New BH from Chapter 42 of the IBCL. Shareholders are being asked to approve this change as part of the organizational documents proposal.

Certain Business Combinations. Chapter 43 of the IBCL restricts the ability of a “resident domestic corporation” to engage in any combinations with an “interested shareholder” for five years after the date the interested shareholder became such, unless the combination or the purchase of shares by the interested shareholder on the interested shareholder’s date of acquiring shares is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, then the interested shareholder may effect a combination after the five-year period only if that shareholder receives approval from a majority of the disinterested shareholders or the offer meets specified “fair price” criteria.

For purposes of the above provisions, “resident domestic corporation” means an Indiana corporation that has 100 or more shareholders. “Interested shareholder” means any person, other than the resident domestic corporation or its subsidiaries, who is (i) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (ii) an affiliate or associate of the resident domestic corporation, which at any time within the five-year period immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation.

The definition of “beneficial owner” for purposes of Chapter 43 of the IBCL means a person who, directly or indirectly, owns the shares, has the right to acquire or vote the subject shares (excluding voting rights under revocable proxies made in accordance with federal law), has any agreement, arrangement or understanding for the purpose of acquiring, holding or voting or disposing of the subject shares, or holds any “derivative instrument” that includes the opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the subject shares.

The above provisions do not apply to corporations that elect not to be subject to Chapter 43 of the IBCL in an amendment to their articles of incorporation approved by a majority of the disinterested shareholders. That amendment, however, cannot become effective until 18 months after its passage and would apply only to share acquisitions occurring after its effective date. The Company Charter and Amended and Restated By-Laws do not exclude the Company from Chapter 43 of the IBCL. Similarly, New BH’s Articles of Incorporation do not exclude New BH from Chapter 43 of the IBCL.

Directors’ Duties and Liability. Under Chapter 35 of the IBCL, directors are required to discharge their duties:

•	in good faith;

•	with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

•	in a manner the directors reasonably believe to be in the best interests of the corporation.

Under the IBCL, a director is not liable for any action taken as a director, or any failure to act, regardless of the nature of the alleged breach of duty (including breaches of the duty of care, the duty of loyalty, and the duty of good faith) unless the director has breached or failed to perform the duties of the director’s office and the action or failure to act constitutes willful misconduct or recklessness. This exculpation from liability under the IBCL does not affect the liability of directors for violations of the federal securities laws.

Consideration of Effects on Other Constituents. Chapter 35 of the IBCL also provides that a board of directors, in discharging its duties, may consider, in its discretion, both the long-term and short-term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects of an action on the corporation’s shareholders, employees, suppliers and customers and the communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent. Directors are not required to consider the effects of a proposed corporate action on any particular corporate constituent group or interest as a dominant or controlling factor. If a determination is made with the approval of a majority of the disinterested directors of the board of directors, that determination is conclusively presumed to be valid unless it can be demonstrated that the determination was not made in good faith after reasonable investigation.

Chapter 35 of the IBCL specifically provides that specified judicial decisions in Delaware and other jurisdictions, which might be looked upon for guidance in interpreting Indiana law, including decisions that propose a higher or different degree of scrutiny in response to a proposed acquisition of the corporation, are inconsistent with the proper application of the business judgment rule under that section.

Mandatory Classified Board of Directors. Under Section 23-1-33-6(c) of the IBCL, a corporation with a class of voting shares registered with the SEC under Section 12 of the Exchange Act must have a classified board of directors unless the corporation adopts a by-law expressly electing not to be governed by this provision by the later of July 31, 2009 or 30 days after the corporation’s voting shares are registered under Section 12 of the Exchange Act. The Company’s Amended and Restated By-Laws and New BH’s By-Laws include a provision electing not to be subject to this mandatory requirement; however, the IBCL permits this election to be rescinded by subsequent action of the Company’s or New BH’s board of directors.

Exculpation from Liability of Directors in Certain Circumstances

The Company Charter and New BH’s Articles of Incorporation provide for indemnification of their respective directors where they have acted in good faith, which means that in the case of official action, they reasonably believed the conduct was in our best interests and in all other cases, the action taken was not against our best interests, and in the case of criminal proceedings, they had reasonable cause to believe the action was lawful or there was no reasonable cause to believe the action was unlawful. Under the IBCL, a director is not liable for any action taken as a director, or any failure to act, regardless of the nature of the alleged breach of duty (including breaches of the duty of care, the duty of loyalty, and the duty of good faith) unless the director has breached or failed to perform the duties of the director’s office and the action or failure to act constitutes willful misconduct or recklessness. The Company Charter and the New BH Articles of Incorporation do not absolve directors of liability for payment of any unlawful distributions by the Company and New BH, respectively, in violation of Section 23-1-35-4 (or any successor provision) of the IBCL, provided that such action constitutes willful misconduct or recklessness.

We do not believe that exculpation from liability under the IBCL affects the liability of the Company’s or New BH’s directors for violations of the federal securities laws. The Company Charter and Amended and Restated By-Laws and New BH’s Articles of Incorporation and By-Laws also provide indemnification for the benefit of their respective directors and officers to the fullest extent permitted by the IBCL, including most circumstances under which indemnification otherwise would be discretionary.

Description of New BH Capital Stock

New BH is incorporated in the State of Indiana. The rights of shareholders of New BH will generally be governed by Indiana law and New BH’s Articles of Incorporation and By-Laws. The following summary does not purport to be a complete description of the terms of New BH’s capital stock, including certain provisions of New BH’s Articles of Incorporation and By-Laws. We encourage you to read carefully this entire proxy statement/prospectus, New BH’s Articles of Incorporation and By-Laws and the relevant provisions of the IBCL for a more complete understanding of New BH’s capital stock. A copy of New BH’s Articles of Incorporation and By-Laws are attached as Annexes II and III, respectively, to this proxy statement/prospectus.

General

The authorized capital of New BH is 11,500,000 shares, consisting of 500,000 shares of Class A common stock, 10,000,000 shares of Class B common stock, and 1,000,000 shares of preferred stock. Shareholders are being asked to approve this authorized capital, which effectively increases the authorized capital of the Company.

Upon completion of the reorganization and recapitalization, based on the number of shares of Company common stock outstanding as of the Record Date, a total of 206,772.6 shares of New BH Class A common stock and 2,067,726 shares of New BH Class B common stock will be outstanding.

Class A and Class B Common Stock

Dividends and Distributions. Holders of Class A common stock will be entitled to such dividends or other distributions (including liquidating distributions) per share, whether in cash, in kind, in stock or by any other means, when and as may be declared by the New BH Board out of assets or funds legally available therefor. Holders of Class B common stock will be entitled to dividends or other distributions (including liquidating distributions) per share, whether in cash, in kind, in stock or by any other means, equal to 1/5th of the amount per share declared for each share of Class A common stock, payable in the same form and at the same time as dividends or distributions with respect to the Class A common stock. However, in the event of a stock split or dividend, holders of Class A common stock will receive shares of Class A common stock and holders of Class B common stock will receive shares of Class B common stock, unless otherwise specifically designated by resolution of the New BH Board. Shareholders should note that the Company has not paid a cash dividend on its common stock in the last two fiscal years and that New BH has no present intention of doing so in the future.

Voting Rights. Each holder of Class A common stock will be entitled to one vote per share. Shares of Class B common stock will not be entitled to vote on any matter (except as otherwise required by Indiana law), but holders of the Class B common stock will receive the same proxy statements, annual reports, and other information and reports as New BH delivers to the holders of shares of Class A common stock. There are no cumulative voting rights in the election of directors or any other matter.

Conversion. Neither the New BH Class A common stock nor Class B common stock are convertible.

Preemptive or Similar Rights. There are no preemptive, redemption or sinking fund rights applicable to the New BH Class A or Class B common stock.

Equal Treatment. Except as expressly provided with respect to voting rights, shares of Class B common stock will have the same rights and privileges and rank equally, share ratably and be identical in all respects to 1/5th of one share of Class A common stock. In the event of any merger, consolidation, or other business combination requiring the approval of New BH’s shareholders entitled to vote thereon (whether or not New BH is the surviving entity), the holders of shares of Class B common stock will receive the same form of consideration and 1/5th of the amount of consideration, on a per share basis, as the consideration, if any, received by holders of shares of Class A common stock in connection with such merger, consolidation or combination (and if holders of shares of Class A common stock are entitled to make an election as to the amount or form of consideration that such holders will receive in any such merger, consolidation or combination with respect to their shares of Class A common stock, then the holders of shares of Class B common stock will be entitled to make the same election as to their shares of Class B common stock). In the event of any (i) tender or exchange offer to acquire any shares of Class A common stock by any third party pursuant to an agreement to which New BH is a party, resulting in a change of control of New BH; or (ii) tender or exchange offer by New BH to acquire any shares of Class A common stock, the holders of shares of Class B common stock will be offered the same form of consideration and 1/5th of the amount of consideration, on a per share basis, as the consideration received by holders of shares of Class A common stock (and if holders of shares of Class A common stock are entitled to make an election as to the amount or form of consideration that such holders will receive in any such tender or exchange offer with respect to their shares of Class A common stock, then the holders of shares of Class B common stock will be entitled to make the same election as to their shares of Class B common stock).

Preferred Stock

The New BH Board may, at its discretion and without further shareholder approval, issue up to 1,000,000 shares of preferred stock in one or more series and fix the number of shares in that series, the number of votes, if any, to which the shares in that series are entitled, the consideration for the shares in that series, and the designations, powers, preferences and other rights, qualifications, limitations or restrictions of the shares in that series. The powers, preferences and rights, and the qualifications, limitations or restrictions, if any, of each series of preferred stock may be different from those of any and all other series. Depending upon the rights prescribed for a series of preferred stock, the issuance of preferred stock could have an adverse effect on the voting power or economic rights of the holders of New BH common stock.

Transfer Agent

We expect that the transfer agent for New BH Class A and Class B common stock will be Computershare Trust Company, N.A.

Description of Company Capital Stock

The Company is also incorporated in the State of Indiana. The rights of shareholders of the Company are generally governed by Indiana law, the Company Charter and the Amended and Restated By-Laws. The following summary does not purport to be a complete description of the terms of the Company’s capital stock, including certain provisions of the Company’s Charter and Amended and Restated By-Laws. We encourage you to read carefully this entire proxy statement/prospectus, the Company’s Charter, the Amended and Restated By-Laws and the relevant provisions of the IBCL for a more complete understanding of the Company’s capital stock. A copy of the Company’s Charter and Amended and Restated By-Laws are filed as exhibits to the Company’s filings with the SEC.

General

The Company is authorized to issue 2,500,000 shares of common stock and 10,000,000 shares of preferred stock. As of the Record Date, the Company had 2,067,726 shares of common stock outstanding.

Common Stock

Dividends and Distributions. Holders of common stock are entitled to such dividends or other distributions (including liquidating distributions) per share, whether in cash, in kind, in stock or by any other means, when and as may be declared by the Board out of assets or funds legally available therefor.

Voting Rights. Each holder of common stock is entitled to one vote per share. There are no cumulative voting rights in the election of directors or any other matter.

Conversion. The common stock is not convertible into any other security of the Company.

Preemptive or Similar Rights. There are no preemptive, redemption or sinking fund rights applicable to the common stock.

Preferred Stock

The Board may, at its discretion and without further shareholder approval, issue up to 10,000,000 shares of preferred stock in one or more series and fix the number of shares in that series, the number of votes, if any, to which the shares in that series are entitled, the consideration for the shares in that series, and the designations, powers, preferences and other rights, qualifications, limitations or restrictions of the shares in that series. The powers, preferences and rights, and the qualifications, limitations or restrictions, if any, of each series of preferred stock may be different from those of any and all other series. Depending upon the rights prescribed for a series of preferred stock, the issuance of preferred stock could have an adverse effect on the voting power or economic rights of the holders of common stock.

Transfer Agent

The transfer agent for the Company’s common stock is Computershare Trust Company, N.A.

Certain Other Effects of the Reorganization and Recapitalization

Effect on Relative Voting Power and Equity Interest

Upon consummation of the reorganization and recapitalization, shares of the Company’s common stock will be converted automatically into the right to receive shares of New BH’s Class A and Class B common stock. Future issuances of Class B common stock in connection with an acquisition or financing transaction will decrease the relative equity ownership, but not the voting power, of our shareholders.

Following the reorganization and recapitalization, holders of shares of Class A common stock who sell their shares of Class B common stock will not lose any voting power, but their relative equity interest in New BH will decrease as a result of such sale. Conversely, holders who purchase shares of Class B common stock will increase their relative equity interest in New BH but will not gain any additional voting power (or any voting power, if they do not otherwise own shares of Class A common stock).

Effect on Market Price

As of the close of business on March 29, 2018, the closing price of a share of Company common stock was $408.41, as reported on the NYSE.

Given that each share of Class B common stock is the economic equivalent of 1/5th of one share of Class A common stock, we expect that the Class B shares will trade at a correspondingly lower price than will the Class A shares.

The trading prices for shares of Class A common stock and Class B common stock may be affected by the relative voting rights between these two classes of stock. Because the Class A common stock carries voting rights, it is possible that it could trade at a premium relative to the Class B common stock. This is particularly true if investors were to place a premium on owning shares of New BH that have voting rights, as opposed to shares without voting rights.

Furthermore, the trading price of shares of Class A common stock and Class B common stock will depend on many factors, including the future performance of New BH, general market conditions, market activity in the Class A and Class B shares, the more limited number of Class A shares and other pertinent factors. Accordingly, we cannot predict the prices at which shares of Class A common stock and Class B common stock will trade following the reorganization and recapitalization. We have designed the stocks so that the two classes are able to maintain an appropriate relationship between the market prices of each. Market factors can negatively influence this relationship, which in turn could impact the future prospect of issuing the Class B common stock.

Effect on Trading Market and Potential Reduced Relative Liquidity of Shares of Class A Common Stock

We anticipate the greater volume of shares available for trading to cause a more liquid market to develop for the Class B common stock than the Class A common stock. To minimize dilution of voting power to our shareholders, we are more likely to issue shares of Class B common stock than shares of Class A common stock in the future to raise equity capital or finance acquisitions. It is possible that following the reorganization and recapitalization, some portion of our shareholders will sell their shares of Class B common stock but retain their shares of Class A common stock in order to monetize a portion of their investment in New BH while retaining their relative voting power. Any such issuance of additional shares of Class B common stock by New BH or dispositions of shares of Class B common stock by shareholders may serve to further increase market activity in the shares of Class B common stock relative to the shares of Class A common stock.

Required Vote

The approval of the reorganization/recapitalization proposal requires the affirmative vote of a majority of all votes entitled to be cast at the Special Meeting.

The Board unanimously recommends a vote “FOR” the approval of the reorganization/recapitalization proposal.

THE ORGANIZATIONAL DOCUMENTS PROPOSALS

In Proposal 2, shareholders are being asked to consider and vote to approve the authorized capital of New BH. The authorized capital of New BH is 11,500,000 shares, consisting of 500,000 shares of Class A common stock, 10,000,000 shares of Class B common stock, and 1,000,000 shares of preferred stock. Upon completion of the reorganization and recapitalization, based on the number of shares of Company common stock outstanding as of the Record Date, a total of 206,772.6 shares of New BH Class A common stock and 2,067,726 shares of New BH Class B common stock will be outstanding. Authorized but unissued shares may be used for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions. New BH has no current plans to issue additional shares.

In Proposal 3, shareholders are being asked to consider and vote to approve New BH being subject to Chapter 42 of the IBCL, which relates to “control share acquisitions” and may delay, prevent or make more difficult unsolicited acquisitions or changes of control of New BH. Chapter 42 of the IBCL is described under “Comparative Rights of Holders of New BH Capital Stock and Company Capital Stock; Provisions under the IBCL and Organizational Documents; Anti-Takeover Effects.”

Required Vote

The approval of the organizational documents proposals requires the affirmative vote of a majority of all votes entitled to be cast at the Special Meeting.

The Board unanimously recommends a vote “FOR” the approval of each of the organizational documents proposals.

FINANCIAL STATEMENT AND SUPPLEMENTARY DATA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholder and the Board of Directors of NBHSA Inc. and Subsidiary

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of NBHSA Inc. and subsidiary (“New BH”) as of December 21, 2017, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of New BH as of December 21, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of New BH’s management. Our responsibility is to express an opinion on New BH’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to New BH in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. New BH is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of New BH’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

Indianapolis, Indiana

December 22, 2017

We have served as New BH’s auditor since 2017.

NBHSA INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

(in thousands)	December 21, 2017
ASSETS
Cash and cash equivalents	$—

Total Assets	$—

LIABILITIES AND SHAREHOLDER’S EQUITY
Liabilities
Liabilities	$—
Commitments and Contingencies
Shareholder’s Equity
Common stock, no par value: 10,500,000 shares authorized	$—

Total Liabilities and Shareholder’s Equity	$—

NBHSA INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED BALANCE SHEET

1. Organization

NBHSA Inc. (“New BH”) was incorporated on December 21, 2017, under the laws of the State of Indiana, and was authorized to issue 10,500,000 shares of common stock, without par value, of which 500,000 shares are Class A common stock and 10,000,000 are Class B common stock, and 1,000,000 shares of preferred stock, without par value. New BH was formed for the purpose of participating in the merger described below. Biglari Holdings Inc. (the “Company”) paid $100 to capitalize New BH and New BH paid $100 to capitalize BH Merger Company (“Merger Sub”), an Indiana corporation and a direct, wholly owned subsidiary of New BH. These were the only transactions from incorporation to December 21, 2017.

Prior to the merger, New BH will have conducted no activities other than those incident to its formation and participation in the transactions contemplated by the Reorganization Agreement. Pursuant to the Reorganization Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation. Upon completion of the merger, every ten (10) shares of common stock of the Company outstanding immediately prior to the effective time of the reorganization will be converted into (i) ten (10) shares of Class B common stock of New BH and (ii) one (1) share of Class A common stock of New BH. In other words, shareholders will receive for a share of common stock of the Company (i) one (1) share of Class B common stock of New BH and (ii) 1/10th of one share of Class A common stock of New BH. The Class A common stock of New BH will have substantially the same economic and voting rights as the common stock of the Company, whereas the shares of Class B common stock of New BH will (i) have no voting rights, (ii) have economic rights equivalent to 1/5th of one share of the Class A common stock and (iii) otherwise be treated equally with the shares of Class A common stock.

Promptly following consummation of the merger, New BH will be named “Biglari Holdings Inc.”

2. Basis of Presentation

The accompanying consolidated balance sheet of New BH presents the financial position of New BH and its wholly owned subsidiary, Merger Sub, at December 21, 2017. Consolidated statements of operations, shareholder’s equity and cash flows have not been presented as there has been no other activity other than the initial capitalization of New BH since formation.

3. Subsequent Events

Management has evaluated subsequent events through December 22, 2017, the date the balance sheet was available to be issued. There were no subsequent events that have occurred that would require disclosure in the financial statement.

OTHER BUSINESS AT THE SPECIAL MEETING

As of the date of this proxy statement/prospectus, our Board does not know of any matter that will be presented for consideration at the Special Meeting other than as described in this proxy statement/prospectus. As to other business that may properly come before the Special Meeting, it is intended that proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with his best judgment.

VALIDITY OF SHARES

Krieg DeVault LLP will pass upon the validity of the shares of New BH Class A common stock and New BH Class B common stock offered by this proxy statement/prospectus.

EXPERTS

The consolidated balance sheet of NBHSA Inc. and subsidiary as of December 21, 2017 included in this proxy statement/prospectus has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated balance sheet is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements incorporated in this proxy statement/prospectus by reference from the Biglari Holdings Inc. Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of Biglari Holdings Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph relating to the contribution of cash and securities to investment partnerships and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of The Lion Fund II, L.P., incorporated in this proxy statement/prospectus by reference from the Biglari Holdings Inc. Annual Report on Form 10-K/A for the year ended December 31, 2016, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

SHAREHOLDER PROPOSALS

Shareholder Proposals for 2018 Annual Meeting

Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at the Company’s Annual Meeting must have been received by the Company no later than December 5, 2017 and made in accordance with the provisions of Rule 14a-8 promulgated by the SEC under the Exchange Act.

The Company’s Amended and Restated By-laws contain an advance notice provision requiring that, if a shareholder wants to present a proposal (including a nomination) at an annual meeting of shareholders, the shareholder must give timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting. Accordingly, for our 2018 annual meeting of shareholders, notice of a proposal (including a nomination) must be delivered to us no earlier than December 28, 2017 and no later than January 27, 2018. If the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You may access the Company’s SEC filings on the SEC’s website located at www.sec.gov and through the Company’s website at www.biglariholdings.com.

The SEC allows us to “incorporate by reference” information into this proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately by the Company with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus except for any information superseded by information in this proxy statement/prospectus or in any document subsequently filed with the SEC which is also incorporated by reference. This proxy statement/prospectus incorporates by reference the documents set forth below, including the exhibits that these documents specifically incorporate by reference, that the Company previously filed with the SEC. These documents contain important information about the Company and its financial performance:

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 26, 2018;

•	Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2016, filed with the SEC on March 31, 2017;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 27, 2018; and

•	the description of the Company’s common stock contained in a registration statement on Form 8-A filed with the SEC on October 28, 1996 (File No. 001-12373) and any amendment or report filed with the SEC for the purpose of updating this description.

In addition, the Company incorporates by reference any future filings it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and before the date of the Special Meeting.

Following the reorganization described in this proxy statement/prospectus, New BH will become subject to the same informational requirements as the Company is prior to the reorganization, and will file annual, quarterly and current reports, proxy statements and other information with the SEC in accordance with the Exchange Act.

You should rely only on the information contained in this proxy statement/prospectus and the registration statement of which this proxy statement/prospectus is a part to vote on the reorganization/recapitalization proposal. No one has been authorized to provide you with information that is different from what is contained in this document.

This proxy statement/prospectus is dated April 2, 2018. You should not assume the information contained in this proxy statement/prospectus is accurate as of any date other than this date, and neither the mailing of this proxy statement/prospectus to shareholders nor the issuance of the New BH Class A common stock or Class B common stock in the reorganization and recapitalization transaction implies that information is accurate as of any other date.

By order of the Board,

Sardar Biglari Chairman and Chief Executive Officer

San Antonio, Texas

April 2, 2018

ANNEX I

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this “Agreement” ), dated as of March 5, 2018, is by and among Biglari Holdings Inc., an Indiana corporation (the “Company”), NBHSA Inc., an Indiana corporation and a direct, wholly owned subsidiary of the Company (“New BH”), and BH Merger Company, an Indiana corporation and a direct, wholly owned subsidiary of New BH (“Merger Sub”).

RECITALS

WHEREAS, on December 21, 2017, the parties entered into that Agreement and Plan of Merger (the “Original Plan of Merger”) agreeing to the merger of Merger Sub with and into the Company, and the parties desire to amend and restate the terms of the Original Plan of Merger by entering into this Agreement, and the Original Plan of Merger shall be superseded and replaced by this Agreement;

WHEREAS, as of the date hereof, the authorized capital stock of the Company consists of (i) 2,500,000 shares of common stock (“Company Common Stock”), of which 2,067,613 shares are issued and outstanding, and (ii) 10,000,000 shares of preferred stock (“Company Preferred Stock”), of which none is outstanding;

WHEREAS, as of the date hereof, the authorized capital stock of New BH consists of (i) 500,000 shares of Class A Common Stock (“New BH Class A Common Stock”), of which 100 shares are issued and outstanding and held by the Company, and 10,000,000 shares of Class B Common Stock (“New BH Class B Common Stock” and, together with the New BH Class A Common Stock, the “New BH Common Stock”), of which none is outstanding, and (ii) 1,000,000 shares of Preferred Stock (“New BH Preferred Stock”), of which none is outstanding;

WHEREAS, as of the date hereof, all of the issued and outstanding common stock of Merger Sub (“Merger Sub Common Stock”) is held by New BH;

WHEREAS, New BH and Merger Sub are newly formed entities organized for the purpose of participating in the transactions herein contemplated;

WHEREAS, the Board of Directors of each of the Company (after receipt of the unanimous recommendation of the Governance, Compensation and Nominating Committee of the Company (the “GCN Committee”)), New BH and Merger Sub have unanimously determined that it is advisable and in the best interests of their respective shareholders to reorganize to create a new holding company structure by merging the Company with Merger Sub, with the Company being the surviving entity (sometimes hereinafter referred to as the “Surviving Company”), and converting each outstanding share of Company Common Stock into one-tenth (1/10) of one (1) share of New BH Class A Common Stock and one (1) share of New BH Class B Common Stock, all in accordance with the terms of this Agreement;

WHEREAS, the Boards of Directors of each of the Company (after receipt of the unanimous recommendation of the GCN Committee), New BH and Merger Sub have unanimously approved this Agreement and the merger of the Company with Merger Sub upon the terms and subject to the conditions set forth in this Agreement (the “Merger”);

WHEREAS, the Boards of Directors of each of the Company (after receipt of the unanimous recommendation of the GCN Committee) and Merger Sub have unanimously declared advisable this Agreement and the Merger upon the terms and subject to the conditions set forth in this Agreement, and the Boards of Directors of each of the Company (after receipt of the unanimous recommendation of the GCN Committee) and Merger Sub have unanimously determined to recommend affirmatively to their shareholders and sole shareholder, respectively, the adoption of this Agreement and the approval of the Merger, subject to the terms and conditions hereof and in accordance with the provisions of the Indiana Business Corporation Law (the “IBCL”);

WHEREAS, the sole shareholder of Merger Sub has approved this Agreement and the Merger; and

ANNEX I-1

WHEREAS, the parties intend, by executing this Agreement, to cause the Merger to qualify as a transaction to which Section 351(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) applies.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, New BH and Merger Sub hereby agree as follows:

ARTICLE 1

THE MERGER

1.1 The Merger. In accordance with Section 23-1-40 of the IBCL, and subject to and upon the terms and conditions of this Agreement, Merger Sub shall, at the Effective Time (as defined below), be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Company. At the Effective Time, the effect of the Merger shall be as provided in Section 23-1-40-6 of the IBCL.

1.2 Effective Time. The Merger shall become effective upon the filing of Articles of Merger with the Secretary of the State of the State of Indiana or a later date specified therein (the “Effective Time”).

1.3 Organizational Documents of the Surviving Company.

1.3.1 At the Effective Time, the amended and restated articles of incorporation, as amended, of the Company, as in effect immediately prior to the Effective Time will be the articles of incorporation of the Surviving Company (the “Surviving Company Charter”) until thereafter amended in accordance with the Surviving Company Charter and as provided by applicable law.

1.3.2 At the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Company (the “Surviving Company Bylaws”) until thereafter amended in accordance with the Surviving Company Charter and the Surviving Company Bylaws and as provided by applicable law.

1.4 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Company and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Surviving Company Charter and the Surviving Company Bylaws or as otherwise provided by applicable law.

1.5 Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Company and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Surviving Company Bylaws or as otherwise provided by applicable law.

1.6 Directors and Officers of New BH. Prior to the Effective Time, the Company, in its capacity as the sole shareholder of New BH, agrees to take or cause to be taken all such actions as are necessary to cause those persons serving as the directors and executive officers of the Company immediately prior to the Effective Time to be elected or appointed as the directors and executive officers of New BH, each such person to have the same office(s) with New BH (and the same committee memberships in the case of directors) as he or she held with the Company, to serve until their respective successors are duly elected or appointed and qualified (or their earlier death, resignation or removal) in accordance with the Articles of Incorporation and By-Laws of New BH and the IBCL and as provided by applicable law.

1.7 Additional Actions. Subject to the terms of this Agreement, the parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger and to comply

ANNEX I-2

with the requirements of the IBCL. If, at any time after the Effective Time, the Surviving Company shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, record or otherwise, in the Surviving Company its right, title or interest in, to or under any of the rights, properties or assets of either of Merger Sub or the Company acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of each of Merger Sub and the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Merger Sub and the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Company or otherwise to carry out this Agreement.

1.8 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of New BH, Merger Sub, the Company or the holder of any of the following securities:

1.8.1 Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares held by the Company or any subsidiary of the Company, which shall be automatically cancelled and retired without the payment of any consideration therefor) shall be converted into the right to receive (a) one-tenth (1/10) of one validly issued, fully paid and nonassessable share of New BH Class A Common Stock (including, if applicable, fractional shares of New BH Class A Common Stock) and (b) one (1) validly issued, fully paid and nonassessable share of New BH Class B Common Stock (collectively, the “Merger Consideration”). All of the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Section 1.8.1 shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and uncertificated shares of Company Common Stock represented by book-entry form (“Book-Entry Shares”) and each certificate that, immediately prior to the Effective Time, represented any such shares of Company Common Stock (each, a “Certificate”) shall thereafter represent only the right to receive pursuant to the terms of this Agreement the Merger Consideration into which the shares of Company Common Stock represented by such Book-Entry Share or Certificate have been converted pursuant to this Section 1.8.1.

1.8.2 The Merger Sub Common Stock held by New BH will automatically be converted into, and thereafter represent, 100% of the common stock of the Surviving Company.

1.8.3 Each share of New BH Class A Common Stock owned by the Company immediately prior to the Merger shall automatically be cancelled and retired and shall cease to exist.

1.8.4 In accordance with Section 23-1-44-8(b) of the IBCL, no dissenters’ rights shall be available to holders of Company Common Stock in connection with the Merger.

1.9 [reserved].

1.10 Surrender of Certificates.

1.10.1 Prior to the Effective Time, New BH shall appoint its transfer agent to act as exchange agent (the “Exchange Agent”) for the delivery of the Merger Consideration.

1.10.2 As soon as reasonably practicable after the Effective Time, New BH shall cause the Exchange Agent to mail to each holder of record of shares of Company Common Stock whose shares of Company Common Stock were converted pursuant to Section 1.8.1 into the right to receive the Merger Consideration (a) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions (including customary provisions with respect to delivery of an “agent’s message” with respect to Book-Entry Shares) as New BH shall reasonably designate) (the “Letter of Transmittal”) and (b) instructions for use in effecting the surrender of Certificates or Book-Entry Shares in exchange for the Merger Consideration.

ANNEX I-3

1.10.3 Upon surrender of Certificates or Book-Entry Shares to the Exchange Agent (in the case of Book-Entry Shares, by receipt of the Exchange Agent of an “agent’s message”) together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Exchange Agent, the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer or stock records of the Company, any shares of New BH Common Stock to be issued upon due surrender of the Certificate or Book-Entry Share formerly representing such shares of Company Common Stock may be issued to such a transferee if such Certificate or Book-Entry Share is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer or other similar taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 1.10, each Certificate and Book-Entry Share (other than shares held by the Company or any subsidiary of the Company) shall be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender pursuant to the terms of this Agreement, the Merger Consideration into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement.

1.11 Stock Transfer Books. The shares of New BH Common Stock delivered in accordance with the terms of this Agreement upon conversion of any shares of Company Common Stock shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, subject to applicable law, (i) all holders of Certificates and Book-Entry Shares shall cease to have any rights as shareholders of the Company other than the right to receive the Merger Consideration into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement upon the surrender of such Certificates or Book-Entry Shares in accordance with Section 1.10, without interest, and (ii) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time and there shall be no further registration of transfers on the stock transfer books of the Surviving Company of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates or Book-Entry Shares formerly representing shares of Company Common Stock are presented to the Surviving Company, New BH or the Exchange Agent for any reason, such Certificates or Book-Entry Shares shall be cancelled and exchanged as provided herein.

1.12 Plan of Merger. Each party hereto shall use its commercially reasonable efforts to cause the Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying as a transaction to which Section 351(a) of the Code applies.

ARTICLE 2

ACTIONS TO BE TAKEN IN CONNECTION WITH THE MERGER

2.1 Registration Statement; Proxy/Prospectus. As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement in preliminary form relating to the Shareholders’ Meeting (as hereinafter defined) (together with any amendments thereof or supplements thereto, the “Proxy Statement”) and New BH shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the “Registration Statement” and the prospectus contained in the Registration Statement together with the Proxy Statement, the “Proxy/Prospectus”), in which the Proxy Statement shall be included, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the shares of New BH Common Stock to be issued to the shareholders of the Company pursuant to the Merger if approved by the Company’s shareholders. Each of New BH and the Company shall use its reasonable best efforts to cause the Registration Statement to

ANNEX I-4

become effective and the Proxy Statement to be cleared by the SEC as promptly as practicable. As promptly as practicable after the Registration Statement shall have become effective and the Proxy Statement shall have been cleared by the SEC, the Company shall mail or cause to be mailed the Proxy/Prospectus to its shareholders.

2.2 Meeting of Company Shareholders. The Company shall take all action necessary in accordance with the IBCL and its Amended and Restated Articles of Incorporation and Amended and Restated By-Laws to call, hold and convene a special meeting of its shareholders to consider the adoption of this Agreement and approval of the Merger (the “Shareholders’ Meeting”). The Company will use its reasonable best efforts to solicit from its shareholders proxies in favor of the adoption of this Agreement and approval of the Merger. The Company may adjourn or postpone the Shareholders’ Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy/Prospectus is provided to its shareholders in advance of any vote on this Agreement and the Merger or, if as of the time for which the Shareholders’ Meeting is originally scheduled (as set forth in the Proxy/Prospectus), there are insufficient shares of Company Common Stock voting in favor of the adoption of this Agreement and approval of the Merger or represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Shareholders’ Meeting.

2.3 Company and New BH Name Change. Prior to the Effective Time, the Company, as New BH’s sole shareholder, shall have approved of New BH amending its articles of incorporation to change its name to “Biglari Holdings Inc.,” subject to completion of the Merger. Immediately following the Effective Time, Company shall file an amendment to the Surviving Company Charter to change its name to BH Inc., or such other name as is agreed by Company and New BH, and New BH shall file an amendment to its articles of incorporation to change its name to “Biglari Holdings Inc.” Company agrees to provide New BH with reasonable assistance, including, without limitation, provide any documentation and/or consents to the Indiana Secretary of State, that New BH determines is necessary to use the name “Biglari Holdings Inc.”

2.4 Section 16 Matters. Prior to the Effective Time, the Board of Directors of the Company or an appropriate committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall adopt a resolution consistent with the interpretive guidance of the SEC that the receipt by any officer or director of the Company who is a covered person for purposes of Section 16(a) of the Exchange Act of shares of New BH Common Stock in exchange for shares of Company Common Stock pursuant to this Agreement and the Merger is intended to be an exempt transaction pursuant to Section 16b-3 of the Exchange Act. Prior to the Effective Time, the Board of Directors of New BH or an appropriate committee of non-employee directors (as such term is defined for purposes of Rule 16b-3 promulgated under the Exchange Act) shall adopt a resolution consistent with the interpretive guidance of the SEC that the receipt by any officer or director of the Company or New BH who is a covered person for purposes of Section 16(a) of the Exchange Act of shares of New BH Common Stock in exchange for shares of Company Common Stock pursuant to this Agreement and the Merger is intended to be an exempt transaction for purposes of Section 16b-3 of the Exchange Act.

ARTICLE 3

CONDITIONS OF MERGER

3.1 Conditions Precedent. The obligations of the parties to this Agreement to consummate the Merger and the transactions contemplated by this Agreement shall be subject to fulfillment or waiver (to the extent legally permissible) by the parties hereto at or prior to the Effective Time of each of the following conditions:

3.1.1 The Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated or, to the knowledge of New BH or the Company, threatened by the SEC and not concluded or withdrawn. No similar proceeding with respect to the Proxy Statement shall have been initiated or, to the knowledge of New BH or the Company, threatened by the SEC and not concluded or withdrawn.

ANNEX I-5

3.1.2 This Agreement and the Merger shall have been approved by the requisite vote of the shareholders of the Company in accordance with the IBCL.

3.1.3 The New BH Class A Common Stock and New BH Class B Common Stock to be issued pursuant to the Merger shall have been approved for listing by the New York Stock Exchange (the “NYSE”), subject to official notice of issuance.

3.1.4 No order, statute, law, rule, regulation, injunction, stay, decree or judgment shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority that prohibits or makes illegal the consummation of the Merger or the other transactions contemplated hereby.

ARTICLE 4

COVENANTS

4.1 Listing of New BH Common Stock. New BH will use its reasonable best efforts to obtain, at or before the Effective Time, confirmation of listing on the NYSE of the New BH Class A Common Stock and New BH Class B Common Stock issuable pursuant to the Merger.

4.2 Expenses. The Company and New BH shall pay their own expenses in connection with the transactions contemplated by this Agreement.

4.3 Activities of Merger Sub. Merger Sub shall not conduct any business activities and shall not conduct any other activities except as necessary to effectuate the transactions contemplated by this Agreement.

ARTICLE 5

TERMINATION AND AMENDMENT

5.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the filing of Articles of Merger with the Secretary of the State of the State of Indiana (notwithstanding any requisite approval and adoption of this Agreement and the Merger) by action of the GCN Committee if it should determine that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interest of the Company or its shareholders. In the event of such termination and abandonment, this Agreement shall become void and none of the Company, New BH, Merger Sub or their respective shareholders, directors or officers shall have any liability with respect to such termination and abandonment.

5.2 Amendment. At any time prior to the filing of Articles of Merger with the Secretary of the State of the State of Indiana, this Agreement may, to the extent permitted by the IBCL, be supplemented, amended or modified by the mutual written consent of the parties to this Agreement.

ARTICLE 6

MISCELLANEOUS PROVISIONS

6.1 Governing Law. This Agreement shall be governed by and construed and enforced under the laws of the State of Indiana.

6.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

ANNEX I-6

6.3 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, including without limitation the Original Plan of Merger.

6.4 Severability. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

6.5 No Third-Party Beneficiaries. Nothing contained in this Agreement is intended by the parties hereto to expand the rights and remedies of any person or entity not party hereto against any party hereto as compared to the rights and remedies which such person or entity would have had against any party hereto had the parties hereto not consummated the transactions contemplated hereby.

6.6 Tax Matters. Each of the Company and New BH will comply with the recordkeeping and information reporting requirements of the Code that are imposed as a result of the transactions contemplated hereby, and will provide information reporting statements to holders of Company Common Stock at the time and in the manner prescribed by the Code and applicable Treasury Regulations.

[Signature Page Follows]

ANNEX I-7

IN WITNESS WHEREOF, the Company, New BH and Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BIGLARI HOLDINGS INC.

By:	/s/ Sardar Biglari
Name:	Sardar Biglari
Its:	Chairman and Chief Executive Officer

NBHSA INC.

By:	/s/ Sardar Biglari
Name:	Sardar Biglari
Its:	Chairman and Chief Executive Officer

BH MERGER COMPANY

By:	/s/ Sardar Biglari
Name:	Sardar Biglari
Its:	Chairman and Chief Executive Officer

Signature Page to Amended and Restated Agreement and Plan of Merger

ANNEX I-8

ANNEX II

FIRST AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

NBHSA INC.

FIRST: The name of the Corporation is NBHSA Inc.

SECOND: The registered office of the Corporation in the State of Indiana is located at 135 N. Pennsylvania Street, Suite 1610, City of Indianapolis, County of Marion. The name and address of its registered agent is Corporation Service Company, 135 N. Pennsylvania Street, Suite 1610, Indianapolis, Indiana 46204.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Indiana Business Corporation Law, as amended (the “IBCL”).

FOURTH: The total number of shares of all classes of stock that the Corporation is authorized to issue is 11,500,000, of which 500,000 shares shall be Class A Common Stock, 10,000,000 shares shall be Class B Common Stock and 1,000,000 shares shall be Preferred Stock. The Class A Common Stock and the Class B Common Stock shall sometimes hereinafter be referred to collectively as the “Common Stock.” Each share of Common Stock shall have no par value.

1.    Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law and the limitation on authorized Preferred Stock stated above in this Article FOURTH, to provide for the issuance of shares of Preferred Stock in one or more series, and, by filing a certificate pursuant to the applicable law of the State of Indiana, to establish from time to time the number of shares to be included in any series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(a) The number of shares constituting that series and the distinctive designation of that series;

(b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c) Whether that series shall have voting rights, in addition to the class voting rights provided by law, and, if so, the terms of such voting rights;

(d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

ANNEX II-1

(g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(h) Any other absolute or relative rights, preferences or limitations of that series.

Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on shares of Common Stock with respect to the same dividend period.

The Preferred Stock shall be preferred over the Common Stock as to assets, and in the event of any liquidation or dissolution or winding up of the Corporation (whether voluntary or involuntary), the holders of the Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, the amount specified for each particular series, together with any dividends accrued or in arrears, for every share of their holdings of Preferred Stock before any distribution of the assets shall be made to the holders of Common Stock, and shall be entitled to no other or further distribution. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any, as provided by the Board of Directors) payable with respect thereto.

Neither the consolidation nor merger of the Corporation with or into any other corporation, nor any sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article FOURTH.

2.    Class A Common Stock and Class B Common Stock. The powers, preferences, and rights of the Class A Common Stock and Class B Common Stock, and the qualifications, limitations and restrictions thereof, are fixed as follows:

A.    Issuance; Payment and Assessability. The shares of Class A Common Stock and Class B Common Stock may be issued by the Corporation from time to time for such consideration, having a value not less than the stated value, as may be fixed from time to time by the Board of Directors of the Corporation. Any and all shares of Class A Common Stock and Class B Common Stock so issued for which the consideration so fixed has been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of said shares shall not be liable for any further payments in respect of such shares.

B.    Dividends; Distributions; Stock Splits. Holders of Class A Common Stock shall be entitled to such dividends or other distributions (including liquidating distributions) per share, whether in cash, in kind, in stock (including a stock split) or by any other means, when and as may be declared by the Board of Directors of the Corporation out of assets or funds of the Corporation legally available therefor. Holders of Class B Common Stock shall be entitled to dividends or other distributions (including liquidating distributions) per share, whether in cash, in kind, in stock, or by any other means, equal to one-fifth (1/5) of the amount per share declared by the Board of Directors of the Corporation for each share of Class A Common Stock, (except in the case of a stock split effected by dividend or amendment to these Articles of Incorporation, or a stock dividend of shares of Class A Common Stock to holders of Class A Common Stock and shares of Class B Common Stock to holders of Class B Common Stock, in which case holders of Class B Common Stock shall be entitled to receive, on a per share basis, the number of shares of Class B Common Stock equal to the number of shares of Class A Common Stock received on a per share basis by the holders of Class A Common Stock), and such dividends or distributions with respect to the Class B Common Stock shall be paid in the same form and at the same time as

ANNEX II-2

dividends or distributions with respect to the Class A Common Stock; provided, however, that, in the event of a stock split or stock dividend, holders of Class A Common Stock shall receive shares of Class A Common Stock and holders of Class B Common Stock shall receive shares of Class B Common Stock, unless otherwise specifically designated by resolution of the Board of Directors.

C.    Voting. Each holder of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock standing in his or her name on the books of the Corporation. Shares of Class B Common Stock shall not be entitled to vote on any matter that is submitted to a vote or for the consent of the shareholders of the Corporation.

3.    Equal Status. Except as expressly provided in this Article FOURTH, each share of Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects to one-fifth (1/5) of a share of Class A Common Stock. Without limiting the generality of the foregoing, (i) in the event of a merger, consolidation or other business combination of the Corporation requiring the approval of the holders of the Corporation’s capital stock entitled to vote thereon (whether or not the Corporation is the surviving entity), the holders of the Class B Common Stock shall receive the same form of consideration and one-fifth (1/5) of the amount, on a per share basis, as the consideration, if any, received by holders of the Class A Common Stock in connection with such merger, consolidation or combination (provided that if holders of Class A Common Stock are entitled to make an election as to the amount or form of consideration such holders shall receive in any such merger, consolidation or combination with respect to their shares of Class A Common Stock, the holders of Class B Common Stock shall be entitled to make the same election as to their shares of Class B Common Stock), and (ii) in the event of (x) any tender or exchange offer to acquire any shares of Class A Common Stock by any third party pursuant to an agreement to which the Corporation is a party which acquisition would result in a change in control of the Corporation, or (y) any tender or exchange offer by the Corporation to acquire any shares of Class A Common Stock, pursuant to the terms of the applicable tender or exchange offer, the holders of the Class B Common Stock shall be offered the same form of consideration and one-fifth (1/5) of the amount, on a per share basis, as the holders of the Class A Common Stock (provided that if holders of Class A Common Stock are entitled to make an election as to the amount or form of consideration such holders shall receive in any such tender or exchange offer with respect to their shares of Class A Common Stock, the holders of Class B Common Stock shall be entitled to make the same election as to their shares of Class B Common Stock).

FIFTH: The following additional provisions are in furtherance and not limitation of any power, privilege or purpose conferred or permitted by law, these Articles of Incorporation or the by-laws:

1. Except as may be otherwise expressly required by law, or the provisions of these Articles of Incorporation or the by-laws, the Board of Directors of the Corporation shall have and may exercise, transact, manage, promote and carry on all of the powers, authorities, businesses, objectives and purposes of the Corporation.

2. The election of directors need not be by ballot unless the by-laws so require.

3. The Board of Directors of the Corporation is authorized and empowered to make, alter, amend and repeal the by-laws of the Corporation in any manner not inconsistent with the laws of the State of Indiana.

4. The Board of Directors may fix from time to time the compensation of its members.

5. The Corporation shall indemnify as a matter of right or insure or both indemnify and insure any person who is or was a director or officer of the Corporation or, at its request, of another corporation, partnership, joint venture, trust or other enterprise, and may indemnify or insure or both indemnify and insure any person who is or was an employee or agent of the Corporation, to the full extent provided or permitted by its by-laws, as from time to time amended, and to the full extent to which those indemnified may now or hereafter be entitled under the IBCL or any other law, agreement, vote of stockholders or disinterested directors or otherwise, provided that it is determined in the specific case that indemnification of such person is permissible in the circumstances because such person has met the standard of conduct for indemnification specified in the IBCL. The Corporation shall pay for or reimburse the reasonable expenses

ANNEX II-3

incurred by an indemnitee in connection with any such proceeding in advance of final disposition thereof in accordance with the procedures and subject to the conditions specified in the IBCL and in the Corporation’s by-laws as in effect from time to time.

SIXTH: No contract or other transaction between the Corporation and any other corporation, and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in or are directors or officers of such other corporation. Any director individually, or any firm of which such director may be a member, may be a party to or may be pecuniarily or otherwise interested in any contract or transaction of the Corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors, or a majority thereof; and any director of the Corporation, who is also a director or officer of such other corporation, or is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect, as if he were not such director or officer of such other corporation or not so interested.

SEVENTH: The name and address of the Incorporator of the Corporation is Robert A. Greising, One Indiana Square, Suite 2800, Indianapolis, Indiana 46204.

ANNEX II-4

ANNEX III

BY-LAWS

OF

NBHSA INC.

(as adopted on December 21, 2017)

SECTION 1

Certification of Incorporation

1.1. The nature of the business or purposes of the Corporation shall be as set forth in its articles of incorporation. These by-laws, the powers of the Corporation and of its directors and stockholders, and all matters concerning the management of the business and conduct of the affairs of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the articles of incorporation.

SECTION 2

Stockholders

2.1. ANNUAL MEETING. The annual meeting of the stockholders to elect a board of directors and to transact such other business as may properly come before the meeting, shall be held at such place, and at such time as the Board of Directors may determine by resolution.

2.2. SPECIAL MEETINGS. A special meeting of the stockholders may be called at any time by the Chairman of the Board or by the Board of Directors. A special meeting of the stockholders shall be called by the Secretary, or in the case of the death, absence, incapacity or refusal of the Secretary, by an Assistant Secretary or some other officer, upon application of a majority of the Directors or of one or more stockholders who are entitled to vote and who hold at least fifty percent of the capital stock issued and outstanding. Any such application shall state the purpose or purposes of the proposed meeting. Any such call shall state the place, date, hour, and purposes of the meeting.

2.3. NOTICE OF MEETINGS. Except as otherwise provided by law, a written notice of each meeting of stockholders stating the place, day and hour thereof and, in the case of a special meeting, the purposes for which the meeting is called, shall be given not less than ten (10) or more than sixty (60) days before the meeting, to each stockholder entitled to notice of the meeting, at each such stockholder’s address as it appears in the records of the Corporation, which notice may be given by depositing such notice in the United States mail, postage prepaid, addressed to such stockholder at such address. Such notice shall be given by the Secretary, or by an officer or person designated by the Board of Directors, or in the case of a special meeting by the officer calling the meeting. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided by applicable law.

As to any adjourned session of any meeting of stockholders, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment was taken except that if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is set for the adjourned session, notice of any such adjourned session of the meeting shall be given in the manner heretofore described. No notice of any meeting of stockholders or any adjourned session thereof need be given to a stockholder if a written waiver of notice, executed before or after the meeting or such adjournment session by such stockholder is filed with the records of the meeting or if the stockholder attends such meeting without objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders or any adjourned session thereof need be specified in any written waiver of notice.

ANNEX III-1

2.4. QUORUM OF STOCKHOLDERS. At any meeting of the stockholders, whether the same be an original or an adjourned session, a quorum shall consist of a majority in interest of all stock issued and outstanding and entitled to vote at the meeting, except in any case where a larger quorum is required by law, by the articles of incorporation or by these by-laws. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present.

2.5. ORGANIZATION. The chairman of a meeting of stockholders shall be: the Chairman of the Board; (ii) in the absence of the Chairman of the Board, the Vice-Chairman of the Board, if one is elected; (iii) in the absence of the Chairman of the Board and the Vice-Chairman of the Board, such person as the Board of Directors may have designated; and (iv) in the absence of the Chairman of the Board, the Vice-Chairman of the Board or any person designated by the Board of Directors, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present in person or by proxy at the meeting. The Secretary or in his or her absence a person designated by the chairman of the meeting shall act as secretary of the meeting.

2.6. ACTION BY VOTE. When a quorum is present at any meeting, whether the same be an original or an adjourned session, a plurality of the votes cast for election to any office shall elect to such office and a majority of the votes cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the articles of incorporation or by these by-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector of election, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

2.7. ACTION WITHOUT MEETINGS. Unless otherwise provided in the articles of incorporation, any action required or permitted to be taken by stockholders for or in connection with any corporate action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the holders of outstanding stock entitled to vote thereon. Any such consent may also be given by electronic transmission in the manner provided by applicable law.

If action is taken by unanimous consent of stockholders, the writing or writings comprising such unanimous consent shall be filed with the records of the meetings of stockholders.

In the event that the action which is consented to is such as would have required the filing of a certificate under any of the provisions of the Indiana Business Corporation Law, if such action had been voted upon by the stockholders at a meeting thereof, the certificate filed under such provision shall state that written consent has been given under I.C. § 23-1-29-4 of the Indiana Business Corporation Law, in lieu of stating that the stockholders have voted upon the corporate action in question, if such last mentioned statement is required thereby.

2.8. PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him or her by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his or her attorney-in-fact or be authorized by such other means as is provided in I.C. § 23-1-30-3 of the Indiana Business Corporation Law. No proxy shall be voted or acted upon after eleven (11) months from its date unless such proxy provides for a shorter or longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled

ANNEX III-2

with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

2.9. LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least five (5) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. Nothing contained in this Section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least five (5) days prior to the meeting in the manner provided by law. A stock list shall also be open to examination of any stockholder during the whole time of any meeting of stockholders in the manner provided by law. The stock ledger shall be the only evidence as to who are the stockholders entitled by this Section to examine the list required by this Section or to vote in person or by proxy at such meeting.

2.10. ADVANCE NOTICE OF BUSINESS TO BE BROUGHT BEFORE A MEETING.

(a)    At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in a notice of meeting given by or at the direction of the Board of Directors, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board of Directors or the Chairman or (iii) otherwise properly brought before the meeting by a stockholder present in person who (A)(1) was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.10 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.10 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a—8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. The only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 2.2, and stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. For purposes of this Section 2.10, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be, if such proposing stockholder is (x) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (y) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (z) a trust, any trustee of such trust. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 2.11, and this Section 2.10 shall not be applicable to nominations except as expressly provided in Section 2.11.

(b)    Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.10. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one (1)-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or

ANNEX III-3

more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.10(g)) of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c)    To be in proper form for purposes of this Section 2.10, a stockholder’s notice to the Secretary shall set forth:

(i)    as to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d—3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(ii)    as to each Proposing Person, (A) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation and (B) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Disclosable Interests”); and

(iii)    as to each item of business that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (ii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these by-laws on behalf of a beneficial owner.

For purposes of this Section 2.10, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation or associate (within the meaning of Rule 12b-2 under the Exchange Act for purposes of these by-laws) of such stockholder or beneficial owner.

(d)    A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.10 shall be true and correct as of the record date for stockholders entitled to notice of the meeting, and as of the date that is ten (10) business days prior to the

ANNEX III-4

meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e)    Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.10. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.10, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(f)    This Section 2.10 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.10 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.10 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g)    For purposes of these by-laws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

2.11 ADVANCE NOTICE OF NOMINATION FOR ELECTION OF DIRECTORS AT A MEETING.

(a)    Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these by-laws or (ii) by a stockholder present in person (A) who was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.11 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 2.11 as to such notice and nomination. For purposes of this Section 2.11, “present in person” shall mean that the stockholder proposing that the business be brought before the meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative of such stockholder, appear at such meeting. A “qualified representative” of such proposing stockholder shall be, if such proposing stockholder is (x) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (y) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (iii) a trust, any trustee of such trust. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(b)    Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (i) provide Timely Notice (as defined in Section 2.10) thereof in writing and in proper form to the Secretary, (ii) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required

ANNEX III-5

to be set forth by this Section 2.11 and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.11. Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (A) provide timely notice thereof in writing and in proper form to the Secretary at the principal executive offices of the Corporation, (B) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 2.11 and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.11. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation no later than the tenth (10th) day following the day on which public disclosure (as defined in Section 2.10) of the date of such special meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c)    To be in proper form for purposes of this Section 2.11, a stockholder’s notice to the Secretary shall set forth:

(i)    as to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.10(c)(i)), except that for purposes of this Section 2.11 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.10(c)(i).

(ii)    as to each Nominating Person, any Disclosable Interests (as defined in Section 2.10(c)(ii), except that for purposes of this Section 2.11 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.10(c)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 2.10(c)(ii) shall be made with respect to the election of directors at the meeting); and

(iii)    as to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to Section 2.10 and this Section 2.11 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as required by the Board of Directors.

For purposes of this Section 2.11, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made and (iii) any associate of such stockholder or beneficial owner or any other participant in such solicitation.

(d)    A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.11 shall be true and correct as of the record date for notice of the

ANNEX III-6

meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e)    In addition to the requirements of this Section 2.11 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

SECTION 3

Board of Directors

3.1. NUMBER. The Board of Directors shall consist of one (1) to seven (7) members, as determined by the Board of Directors from time to time. Directors need not be stockholders.

3.2. TENURE. Except as otherwise provided by law, by the articles of incorporation or by these by-laws, each director shall hold office until his or her successor is elected and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified.

3.3. POWERS. The business of the Corporation shall be managed by the Board of Directors who shall have and may exercise all the power of the Corporation and do all such lawful acts and things as are not by law, the articles of incorporation or these by-laws directed or required to be exercised or done by the stockholders.

3.4. VACANCIES. Vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the articles of incorporation or of these by-laws as to the number of directors required for a quorum or for any vote or other action.

3.5. COMMITTEES. The Board of Directors may, by vote of a majority of the whole Board of Directors, (a) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more of the directors; (b) designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at any meeting and not disqualified from voting, whether or not constituting a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made

ANNEX III-7

for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

3.6. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held without call or notice at such place and at such times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

3.7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time and at any place designated in the notice of the meeting, when called by the Chairman of the Board, or by a majority of the directors, reasonable notice thereof being given to each director by the Secretary or by the Chairman of the Board or any one of the directors calling the meeting.

3.8. NOTICE. It shall be reasonable and sufficient notice to a director to send notice by mail at least forty-eight hours or by telephone, facsimile, or electronic message at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

3.9. QUORUM. Except as may be otherwise provided by law, by the articles of incorporation or by these by-laws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum; a quorum shall not in any case be less than one-third of the total number of directors constituting the whole Board of Directors. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. Directors may participate in any meeting of the Board of Directors by means of telephone or other communication equipment which allows all individuals participating in the meeting to hear each other at the same time. This type of participation in a meeting shall constitute presence in person at the meeting.

3.10. ACTION BY VOTE. Except as may be otherwise provided by law, by the articles of incorporation or by these by-laws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the Board of Directors.

3.11. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or a committee thereof may be taken without a meeting if all the members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the records of the meeting of the Board of Directors or of such committee. Such consent shall be treated for all purposes as the act of the Board of Directors or of such committee, as the case may be.

3.12. COMPENSATION. The Board of Directors shall have the authority to fix the compensation of the directors. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving reasonable compensation therefor.

3.13 NO STAGGERED TERMS. The Corporation shall not be governed by any of the provisions set forth in I.C. § 23-1-33-6(c) of the Indiana Business Corporation Law.

ANNEX III-8

SECTION 4

Officers and Agents

4.1. ENUMERATION; QUALIFICATION. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, a Treasurer, a Secretary and such other officers as the Board of Directors may appoint including without limitation a Vice Chairman of the Board, a Controller, and one or more Senior Vice Presidents, Vice Presidents, Assistant Secretaries or Assistant Treasurers. Any two or more offices may be held by the same person. The salaries of the Chairman of the Board, Chief Executive Officer and the Vice Chairman shall be fixed from time to time by the Board of Directors. The Chairman of the Board or a delegate shall fix the compensation of all other officers.

4.2. POWERS. Subject to law, to the articles of incorporation and to the other provisions of these by-laws, each officer shall have, in addition to the duties and power herein set forth, such duties and powers as are commonly incident to his or her office and such additional duties and powers as the Board of Directors may from time to time designate. Unless otherwise directed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or any officer of the Corporation authorized by the Board of Directors shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders or securityholders of or with respect to any action of stockholders or securityholders of any other entity in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other entity. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision of these by-laws.

4.3. ELECTION. The officers may be elected by the Board of Directors at their first meeting following the annual meeting of the stockholders or at any other time. At any time or from time to time the directors may delegate to any officers their power to elect or appoint any other officer or any agents.

4.4. TENURE. Each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until his or her successor is chosen and qualified unless a shorter period shall have been specified by the terms of his or her election or appointment, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors or the Chairman of the Board.

4.5. CHAIRMAN AND VICE CHAIRMAN OF THE BOARD OF DIRECTORS. Except as otherwise voted by the directors, the Chairman of the Board shall be the Chief Executive Officer of the Corporation, he or she shall preside at all meetings of the stockholders and directors at which he or she is present and shall have such other powers and duties as the Board of Directors, executive committee or any other duly authorized committee shall from time to time designate. Subject to these by-laws and the direction of the Board of Directors, the Chairman of the Board shall have the responsibility and the power necessary for the management, oversight, supervision and control of the business and affairs of the Corporation.

Except as otherwise voted by the directors, the Vice Chairman of the Board, if any is elected or appointed, shall assume the duties and powers of the Chairman of the Board in his or her absence and shall otherwise have such duties and powers as shall be designated from time to time by the Board of Directors.

4.6 PRESIDENT. The President shall be responsible to the Chief Executive Officer and Chairman in the performance of his or her duties, and shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the power of the Chief Executive Officer. The President shall perform such duties and have such powers as the Chairman, Chief Executive Officer or Board of Directors may, from time to time, assign.

ANNEX III-9

4.7. VICE PRESIDENTS. Any vice presidents shall have all such duties and powers as are commonly incident to the office of vice president or that are delegated to him or her by the Board of Directors, Chairman of the Board or the Chief Executive Officer.

4.8. TREASURER. The Treasurer shall have care of all funds of the Corporation and shall exercise the powers and shall perform the duties incident to the office of Treasurer, subject to the direction of the Board of Directors, Chairman of the Board or the Chief Executive Officer.

4.9. CONTROLLER. If a controller is elected, he or she shall be the Chief Accounting Officer of the Corporation and shall be in charge of its books of account and accounting records, and of its accounting procedures. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.

4.10. SECRETARY. The Secretary shall keep the minutes of all meetings of the stockholders and the Board of Directors. In the absence of the Secretary from any meeting, a temporary secretary, chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed the Secretary shall keep or cause to be kept the stock and transfer records of the Corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. The Secretary shall be custodian of the corporate seal and shall affix it or cause it to be affixed to such instruments as require such seal and attest the same and shall exercise the powers and shall perform the duties incident to the office of Secretary, and those that may from time to time be designated by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.

4.11. ASSISTANT SECRETARIES. Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the Secretary.

SECTION 5

Resignations and Removals

5.1. Any director or officer may resign at any time by delivering his or her resignation in writing to the Chairman of the Board, the Secretary, or to a meeting of the Board of Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in either case the necessity of its being accepted unless the resignation shall so state. A director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office with or without cause by the vote of the holders of a majority of the shares issued and outstanding and entitled to vote in the election of directors. The Board of Directors may at any time remove any officer either with or without cause. The Board of Directors may at any time terminate or modify the authority of any agent. No director or officer resigning and (unless a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no director or officer removed, shall have any right to any compensation as such director or officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of a removal, the body acting on the removal, shall in their or its discretion provide for compensation.

ANNEX III-10

SECTION 6

Capital Stock

6.1. STOCK CERTIFICATES. Shares of the Corporation’s stock may be certificated or uncertificated as provided by I.C. §§ 23-1-26-6 and 7 of the Indiana Business Corporation Law. All certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and the number, class and designation of the series, if any, of the shares held and shall be signed by the Chairman, Vice Chairman, or a Vice President and by the Treasurer, Assistant Treasurer, Secretary, or an Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the time of its issue.

6.2. LOSS OF CERTIFICATES. In the case of the alleged theft, loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms, including receipt of a bond sufficient to indemnify the Corporation against any claim or account thereof, as the Board of Directors may prescribe.

6.3. VOTING POWER. Every reference in these by-laws to a majority or other proportion of stock or shares shall refer to such majority or other proportion of the votes of such stock or shares.

SECTION 7

Transfer of Shares of Stock

7.1. TRANSFER ON BOOKS. Transfers of stock shall be made on the books of the Corporation only by the record holder of such stock, or by an attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, subject to the restrictions, if any, stated or noted on the stock certificate, upon surrender to the Corporation or its transfer agent of the certificate therefore properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the Board of Directors or the transfer agent of the Corporation may reasonably require. Except as may be otherwise required by law, by the articles of incorporation or by these by-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the Corporation.

7.2 RECORD DATE.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not be more than seventy (70) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled

ANNEX III-11

to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this subsection (a) at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, other than the matters set forth in Section 7.1(a) and Section 7.1(b) of these by-laws, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 8

Indemnification of Directors and Officers

8.1. RIGHT TO INDEMNIFICATION. Each director or officer of the Corporation who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of the State of Indiana, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators: provided however, that except for any proceeding seeking to enforce or obtain payment under any right to indemnification by the Corporation, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if the Corporation has joined in or consented to the initiation of such proceeding (or part thereof). The Corporation may, by action of its Board of

ANNEX III-12

Directors, either on a general basis or as designated by the Board of Directors, provide indemnification to employees and agents of the Corporation, and to directors, officers, employees and agents of the Corporation’s subsidiaries, with the same scope and effect as the foregoing indemnification of directors and officers.

8.2. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the articles of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise. Each person who is or becomes a director or officer of the Corporation shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided in this Section.

8.3. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Indiana Business Corporation Law.

8.4. EXPENSES AS A WITNESS. To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her in connection therewith.

8.5. INDEMNITY AGREEMENTS. The Corporation may enter into indemnity agreements with the persons who are members of its Board of Directors from time to time, and with such officers, employees and agents of the Corporation and with such officers, directors, employees and agents of subsidiaries as the Board of Directors may designate, such indemnity agreements to provide in substance that the Corporation will indemnify such persons as contemplated by this Section, and to include any other substantive or procedural provisions regarding indemnification as are not inconsistent with the Indiana Business Corporation Law. The provisions of such indemnity agreements shall prevail to the extent that they differ from the provisions of this Section.

SECTION 9

Corporate Seal

9.1. The seal of the Corporation shall, subject to alteration by the Board of Directors, consist of a flat-faced circular die with the word “Indiana” together with the name of the Corporation and the year of its organization, cut or engraved thereon. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 10

Execution of Papers

10.1. Except as the Board of Directors may generally or in some particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Corporation shall be signed by the Chairman of the Board, Chief Financial Officer, Controller, Treasurer, Secretary or by one of the Vice Presidents.

ANNEX III-13

SECTION 11

Fiscal Year

11.1. The fiscal year of the Corporation shall end on the 31st day of December of each year unless changed by a resolution of the Board of Directors.

SECTION 12

Forum for Adjudication of Disputes

12.1. Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit or Superior Courts of Hamilton County of the State of Indiana (the “Selected Courts”) (or, in the event that the Selected Court does not have jurisdiction, the United States District Court for the Southern District of the State of Indiana or other state courts of the State of Indiana) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought by or in the name of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, agent or Affiliate of the Corporation to the Corporation or to the Corporation’s stockholders, (c) any action arising pursuant to any provision of the Indiana Business Corporation Law or the Corporation’s articles of incorporation or these by-laws (as may be amended from time to time) or (d) any action asserting a claim against the Corporation governed by the internal affairs doctrine. If any action, of which the subject matter is within the scope of the preceding sentence, is filed in a court other than a court located in the State of Indiana (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) personal jurisdiction of the state and federal courts located within the State of Indiana in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

SECTION 13

General Provisions

13.1 HOUSEHOLD NOTICES. Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the Corporation under any provision of applicable law, the articles of incorporation, or these by-laws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholders by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice permitted under this Section 13.1, shall be deemed to have consented to receiving such single written notice.

13.2 FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

SECTION 14

Amendments

14.1. The power to make, alter, amend or repeal these by-laws is invested solely in the Board of Directors and the affirmative vote of a majority of the actual number of directors elected and qualified, from time to time, shall be necessary to effect any alteration, amendment or repeal of the by-laws.

ANNEX III-14

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and BIGLARI HOLDINGS INC. 17802 IH 10 WEST follow the instructions to obtain your records and to create an electronic voting instruction form. SUITE 400 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS SAN ANTONIO, TX 78257 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒ E43113-Z72205 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. BIGLARI HOLDINGS INC. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSALS 1, 2 AND 3: For Against Abstain 1. To approve the Amended and Restated Agreement and Plan of Merger, dated as of March 5, 2018, by and among Biglari Holdings Inc., NBHSA Inc. and BH Merger Company. 2. To approve the authorized capital of NBHSA Inc., which is 11,500,000 shares, consisting of 500,000 shares of Class A common stock, 10,000,000 shares of Class B common stock, and 1,000,000 shares of preferred stock. 3. To approve NBHSA Inc. being subject to Chapter 42 of the Indiana Business Corporation Law, which relates to “control share acquisitions”. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

BIGLARI HOLDINGS INC. The Special Meeting of the Shareholders of Biglari Holdings Inc. will be held at The St. Regis Hotel, Two East 55th Street at Fifth Avenue, New York, New York 10022, on April 26, 2018 immediately following the adjournment of the Corporation’s Annual Meeting of Shareholders occurring on the same date and place at 1:00 p.m., Eastern Daylight Time, or at any adjournment or postponement thereof. If you are a shareholder of record and if you plan to attend the meeting, you must present a valid picture identification to be admitted to the meeting. If you are a beneficial shareholder (i.e., shares held through a brokerage account) and plan to attend the meeting, you must present valid picture identification and show a valid proof of ownership of shares by presenting any of the following: (1) a copy of a brokerage statement, (2) a legal proxy, (3) a letter from the broker confirming ownership of shares, or (4) an admission ticket which can be obtained by registering in advance of the meeting at www.proxyvote.com/register. Shareholders may bring up to two guests; however, each guest must be registered by the shareholder at www.proxyvote.com/register as well as present valid picture identification along with the admission ticket. Seating will begin at 12:00 p.m. Cameras, recording devices, and other electronic devices will not be permitted at the meeting. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting To Be Held on April 26, 2018: The Special Meeting Proxy Statement is available at www.biglariholdings.com/specialmeeting and www.proxyvote.com E23247-P90317 SPECIAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY The undersigned appoints Sardar Biglari and Philip L. Cooley, and each of them, the proxies of the undersigned with full power of substitution, to vote all shares of common stock of Biglari Holdings Inc. (the “Corporation”), which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Corporation (the “Special Meeting”) to be held at The St. Regis Hotel, Two East 55th Street at Fifth Avenue, New York, New York 10022, on April 26, 2018, immediately following the adjournment of the Corporation’s Annual Meeting of Shareholders occurring on the same date and place at 1:00 p.m., Eastern Daylight Time, or at any adjournment or postponement thereof, as indicated on the reverse side on Proposals 1, 2 and 3 and as said proxies may determine in the exercise of their best judgment on any other matters which may properly come before the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. Your vote is important. If you do not expect to attend the Special Meeting or if you plan to attend but wish to vote by proxy, please sign, date and mail this proxy. A return envelope is provided for this purpose. Continued and to be signed on reverse side V.1.1